1940 Act File No.811-08519

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X
                                                                -------

    Amendment No.   12  ....................................       X
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                              FEDERATED CORE TRUST

               (Exact Name of Registrant as Specified in Charter)

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

                           John W. McGonigle, Esquire
                            Federated Investors Tower
                               1001 Liberty Avenue
                       Pittsburgh, Pennsylvania 15222-3779
                     (Name and Address of Agent for Service)
                (Notices should be sent to the Agent for Service)


                                   Copies To:

Matthew G. Maloney, Esquire
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L. Street, NW
Washington, DC 20037








FEDERATED CORE TRUST





Prospective Investor ____________________             Copy #


CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



HIGH-YIELD BOND PORTFOLIO


April 29, 2005











Investment Adviser
FEDERATED INVESTMENT MANAGEMENT COMPANY


Placement Agent
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222



Do Not Copy or Circulate

FEDERATED CORE TRUST


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High-Yield Bond Portfolio






CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
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April 29, 2005

A Confidential Statement of Additional Information (SAI) with respect to High-Yield Bond Portfolio (Portfolio), a portfolio of Federated Core Trust (Trust) with the same date has been filed with the Securities and Exchange Commission (SEC), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (1933 Act), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of shares may be made unless the shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This Confidential Private Offering Memorandum has been prepared on a confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

                          HIGH-YIELD BOND PORTFOLIO
                     A Portfolio of Federated Core Trust
                   CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                    Part A
                    (information required in a prospectus)

                                April 29, 2005
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Please read this Confidential Private Offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement and Investor Questionnaire for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase Shares of the Portfolio, a prospective investor must satisfactorily complete, execute and deliver the Subscription Agreement and Investor Questionnaire to the Portfolio's Placement Agent.


Items 1, 2, 3 and 8 of Part A are omitted pursuant to Item B(2)(b) of the General Instructions to Form N-1A.


Investment Objective, Principal Investment Strategies and Related Risks

Investment Objective
The investment objective of the Portfolio is to seek high current income. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this offering memorandum.

   Investment Strategy
The Portfolio provides exposure to the high-yield corporate bond market. The Portfolio's investment adviser (Adviser) actively manages the Portfolio's portfolio seeking to realize the potentially higher returns of high-yield bonds (also known as "junk bonds") compared to returns of high-grade securities by seeking to minimize default risk and other risks through careful security selection and diversification. The Portfolio invests in domestic high-yield bonds but may invest a portion of its portfolio in securities of issuers based outside of the United States. A description of the various types of securities in which the Portfolio invests, and their risks, immediately follows the strategy discussion.

The Adviser selects securities seeking high-yields, low relative credit risk, as compared with other high-yield bonds, and high portfolio diversification. The securities in which the Portfolio invests have high-yields primarily because of the market's greater uncertainty about the issuer's ability to make all required interest and principal payments, and therefore about the returns that will be in fact be realized by the Portfolio.

The Adviser attempts to select bonds for investment by the Portfolio which offer high potential returns for the default risks being assumed. The Adviser's securities selection process consists of a credit-intensive, fundamental analysis of the issuing firm. The Adviser's analysis focuses on the financial condition of the issuing firm, together with the issuer's business and product strength, competitive position, and management expertise. Further, the Adviser considers current economic, financial market, and industry factors, which may affect the issuer.

The Adviser attempts to minimize the Portfolio's portfolio credit risk through diversification. The Adviser selects securities to maintain broad portfolio diversification both by company and industry. The Adviser does not target an average maturity of the Portfolio's portfolio.



The Adviser may opportunistically invest in derivative contracts, such as swaps, options, futures, and forward contracts, to efficiently implement the Portfolio's overall investment strategies. The following examples illustrate some, but not all, of the specific ways in which the Portfolio may use derivative contracts. First, the Adviser may use derivatives to increase or decrease the Portfolio's exposure to an underlying asset without actually buying or selling the asset. Second, the Portfolio may invest in derivatives that are designed to have risk/return characteristics similar to the Portfolio's benchmark or another diversified basket of individual securities, as a way to quickly or cost effectively adjust the Portfolio's exposure to the domestic high-yield debt market. Third, the Adviser may use derivatives to obtain exposure to an issuer that does not have publicly traded debt. Finally, the Adviser may use derivatives to implement the Portfolio's hedging strategies, as more fully described below.

Because the Portfolio refers to high-yield investments in its name, it will notify shareholders in advance of any change in its investment policies that would enable the Portfolio to normally invest less than 80% of its assets in investments rated below investment grade.

HEDGING
Hedging transactions are intended to reduce specific risks. For example, to protect the Portfolio against circumstances that would normally cause the Portfolio's portfolio securities to decline in value, the Portfolio may buy or sell a derivative contract that would normally increase in value under the same circumstances. The Portfolio may also attempt to hedge by using combinations of different derivative contracts, or derivative contracts and securities. The Portfolio's ability to hedge may be limited by the costs of the derivative contracts. The Portfolio may attempt to lower the cost of hedging by entering into transactions that provide only limited protection, including transactions that (1) hedge only a portion of its portfolio, (2) use derivative contracts that cover a narrow range of circumstances or (3) involve the sale of derivative contracts with different terms. Consequently, hedging transactions will not eliminate risk even if they work as intended. In addition, hedging strategies are not always successful, and could result in increased expenses and losses to the Portfolio.

TEMPORARY DEFENSIVE INVESTMENTS
The Portfolio may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Portfolio to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.


SECURITIES AND TECHNIQUES

FIXED INCOME SECURITIES
Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.


A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields. The following describes the types of fixed income securities in which the Portfolio invests:



Corporate Debt Securities
Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt
securities   have  a  higher   priority  than  lower  ranking   (subordinated)
securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.


DEMAND INSTRUMENTS
Demand instruments are corporate debt securities that the issuer must repay upon demand. Other demand instruments require a third party, such as a dealer or bank, to repurchase the security for its face value upon demand. The Portfolio treats demand instruments as short-term securities, even though their stated maturity may extend beyond one year.


Lower-Rated, Fixed Income Securities
Lower rated fixed income securities are securities rated below investment grade (i.e., BB or lower) by a nationally recognized statistical rating organization (NRSRO). There is no minimal acceptable rating for a security to be purchased or held by the Portfolio and the Portfolio may purchase or hold unrated securities and securities whose issuers are in default.

Zero Coupon Securities
Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks of a zero coupon security.



There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process known as coupon stripping. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.




Asset-Backed Securities
Asset-backed securities are payable from pools of obligations other than mortgages. Most asset-backed securities involve consumer or commercial debts with maturities of less than ten years. However, almost any type of fixed income assets (including other fixed income securities, such as corporate debt securities) may be used to create an asset-backed security. Asset-backed securities may take the form of notes or pass-through certificates.

CONVERTIBLE SECURITIES
Convertible securities are fixed income securities that the Portfolio has the option to exchange for equity securities at a specified conversion price. The option allows the Portfolio to realize additional returns if the market price of the equity securities exceeds the conversion price. For example, the Portfolio may hold fixed income securities that are convertible into shares of common stock at a conversion price of $10 per share. If the market value of the shares of common stock reached $12, the Portfolio could realize an additional $2 per share by converting its fixed income securities.

Convertible securities often have lower yields than comparable fixed income securities. In addition, at the time a convertible security is issued the conversion price typically exceeds the market value of the underlying equity securities. Thus, convertible securities may provide lower returns than nonconvertible fixed income securities or equity securities depending upon changes in the price of the underlying equity securities. However, convertible securities permit the Portfolio to realize some of the potential appreciation of the underlying equity securities with less risk of losing its initial investment.

The Portfolio treats convertible securities as fixed income securities for purposes of its investment policies and limitations, because of their unique characteristics.


PREFERRED STOCK
Preferred stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stocks also participate in dividends and distributions paid on common stock. Preferred stocks may also permit the issuer to redeem the stock. The Portfolio will treat such redeemable preferred stock as a fixed income security.

FOREIGN SECURITIES
Foreign securities are securities of issuers based outside the United States. The Portfolio considers an issuer to be based outside the United States if:

o it is organized under the laws of, or has a principal office located in, another country;

o    the principal trading market for its securities is in another country; or

o it (or its subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue or profit from goods produced, services performed, or sales made in another country.


The foreign securities in which the Portfolio invests may be denominated in foreign currencies. Along with the risks normally associated with domestic securities of the same type, foreign securities are subject to currency risks and risks of foreign investing. Trading in certain foreign markets may also be subject to liquidity risks.

Foreign Exchange Contracts
In order to convert U.S. dollars into the currency needed to buy a foreign security, or to convert foreign currency received from the sale of a foreign security into U.S. dollars, the Portfolio may enter into spot currency trades. In a spot trade, the Portfolio agrees to exchange one currency for another at the current exchange rate. The Portfolio may also enter into derivative contracts in which a foreign currency is an underlying asset. The exchange rate for currency derivative contracts may be higher or lower than the spot exchange rate. Use of these derivative contracts may increase or decrease the Portfolio's exposure to currency risks.



DERIVATIVE CONTRACTS
Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, commodities, currencies, financial indices or other assets or instruments. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset or instrument. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

The Portfolio may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Portfolio and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.



Depending on how the Portfolio uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset or instrument, derivative contracts may increase or decrease the Portfolio's exposure to interest rate, currency and credit risks, and may also expose the fund to liquidity and leverage risks. OTC contracts also expose the Portfolio to credit risks in the event that a counterparty defaults on the contract.

The Portfolio may trade in the following types of derivative contracts, including combinations thereof:




Futures Contracts
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Portfolio has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded OTC are frequently referred to as forward contracts. The Portfolio can buy or sell financial futures, index futures and foreign currency forward contracts.




Options
Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including currencies, financial indices, individual securities, and other derivative instruments, such as futures contracts.


Swaps
Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms. Common types of swaps in which the Portfolio may invest include interest rate swaps, total rate of return swaps, currency swaps, credit default swaps and caps and floors.


SPECIAL TRANSACTIONS



HYBRID INSTRUMENTS
Hybrid instruments combine elements of two different kinds of underlying investments. Hybrid instruments can take on many forms including, but not limited to, the following three forms: First, a common form of a hybrid instrument combines elements of derivative contracts with those of another security (typically a fixed-income security). In this case all or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying asset or by reference to another benchmark (such as interest rates, currency exchange rates or indices). Secondly, a hybrid instrument may also combine elements of a fixed-income security and an equity security. Lastly, hybrid instruments may include convertible securities with conversion terms related to an underlying asset or benchmark.

Depending on the type of hybrid instrument the risks of investing in hybrid instruments may reflect a combination of the risks of investing in securities, options, futures and currencies, and depend upon the terms of the instrument. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed-income, equity or convertible securities. Hybrid instruments are also potentially more volatile and carry greater interest rate risks than traditional instruments. Moreover, depending on the structure of the particular hybrid, it may expose the Portfolio to leverage risks or carry liquidity risks.

Credit Linked Notes
A credit linked note (CLN) is a type of hybrid instrument in which a special purpose entity issues a structured note that is intended to replicate a corporate bond or a portfolio of corporate bonds.

ASSET COVERAGE
In order to secure its obligations in connection with derivative contracts or special transactions the Portfolio will either own the underlying assets, enter into an offsetting transaction, or set aside readily marketable securities with a value that equals or exceeds the Portfolio's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets to secure such obligations without entering into an offsetting derivative contract or terminating a special transaction. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.


INVESTMENT RISKS

CREDIT RISKS
Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money. The high-yield bonds in which the Portfolio invests have a higher default risk than investment grade securities. Low-grade bonds are almost always uncollateralized and subordinated to other debt that a firm has outstanding.



Many fixed income securities receive credit ratings from nationally recognized rating organizations (NRSROs) such as Standard & Poor's and Moody's Investors Service. These NRSROs assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.



Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline relative to higher-quality instruments.



Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.


LIQUIDITY RISKS
Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Portfolio will be required to continue to hold the security or keep the position open, and the Portfolio could incur losses.

OTC derivative contracts generally carry greater liquidity risk than exchange- traded contracts.

RISKS ASSOCIATED WITH NONINVESTMENT-GRADE SECURITIES
Securities rated below investment grade, also known as junk bonds, generally entail greater credit and liquidity risks than investment grade securities. For example, their prices are more volatile, economic downturns and financial setbacks may affect their prices negatively, and their trading market may be more limited.


INTEREST RATE RISKS
Prices of fixed income securities rise and fall in response to the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

RISKS RELATED TO THE ECONOMY
The prices of high-yield securities are affected by the economy. The value of the Portfolio's portfolio may decline in tandem with a drop in the overall value of the stock market based on negative developments in the United States and global economies.

RISKS OF FOREIGN INVESTING
Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.

Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than U.S. companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Portfolio and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States.

Foreign countries may have restrictions on foreign ownership of securities or may impose exchange controls, capital flow restrictions or repatriation restrictions which could adversely affect the liquidity of the Portfolio's investments.

CURRENCY RISKS
Exchange rates for currencies fluctuate daily. The combination of currency risk and market risk tends to make securities traded in foreign markets more volatile than securities traded exclusively in the United States.

The Adviser attempts to manage currency risk by limiting the amount the Portfolio invests in securities denominated in a particular currency. However, diversification will not protect the Portfolio against a general increase in the value of the U.S. dollar relative to other currencies.



RISKS OF INVESTING IN DERIVATIVE CONTRACTS AND HYBRID INSTRUMENTS
The Portfolio's use of derivative contracts and hybrid instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts and hybrid instruments in which the Portfolio invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivative contracts and hybrid instruments may be mispriced or improperly valued and, as a result, the Portfolio may need to make increased cash payments to the counterparty. Finally, derivative contracts and hybrid instruments may cause the Portfolio to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts and hybrid instruments may also involve other risks described in this prospectus, such as interest rate, credit, liquidity, currency and leverage risks.


Leverage Risks
Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

Investments can have these same results if their returns are based on a multiple of a specified index, security, or other benchmark.


Share Ownership Concentration Risks
A majority of the Portfolio's Shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Portfolio simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the Share trading activities of these shareholders could disrupt the Portfolio's investment strategies which could have adverse consequences for the Portfolio and other shareholders (e.g., by requiring the Portfolio to sell investments at inopportune times or causing the Portfolio to maintain larger-than-expected cash positions pending acquisition of investments).


Management Organization and Capital Structure

Investment Adviser
A Board of Trustees (the "Board") governs the Trust. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Trust. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Adviser will not receive a fee for its investment advisory services.



The Adviser and other subsidiaries of Federated advise approximately 133 equity, fixed income and money market mutual funds as well as a variety of customized separately managed accounts, which totaled approximately $179 billion in assets as of December 31, 2004. Federated was established in 1955 and is one of the largest investment managers in the United States with approximately 1,385 employees. Federated provides investment products to more than 5,700 investment professionals and institutions.


Portfolio Management Information

Mark E. Durbiano
Mark E. Durbiano has been a primary Portfolio Manager of the Portfolio since inception. He is Vice President of the Trust. Mr. Durbiano joined Federated in 1982 and has been a Senior Portfolio Manager and a Senior Vice President of the Portfolio's Adviser since 1996. From 1988 through 1995, Mr. Durbiano was a Portfolio Manager and a Vice President of the Portfolio's Adviser. Mr. Durbiano is a Chartered Financial Analyst and received his M.B.A. in Finance from the University of Pittsburgh.

Nathan H. Kehm
Nathan H. Kehm has been a primary Portfolio Manager of the Portfolio since May 2004. Mr. Kehm joined Federated in December 1997 as an Investment
Analyst. He was promoted to Assistant Vice President and Senior Investment Analyst of the Portfolio's Adviser in January 1999 and to Vice President in January 2001. Mr. Kehm is a Chartered Financial Analyst. He earned his M.B.A from the University of Pittsburgh.

The Portfolio's SAI provides additional information about the Portfolio Managers' compensation, management of other accounts, and ownership of securities in the Portfolio.



Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Confidential Private Offering Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Pricing of Portfolio Shares
The net asset value (NAV) of the Portfolio is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the New York Stock Exchange (NYSE) is open.

The NAV per Share of the Portfolio is computed by dividing the value of the Portfolio's assets, less all liabilities, by the total number of Shares outstanding.



The Portfolio generally values fixed income securities according to prices furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost. Prices furnished by an independent pricing service are intended to be indicative of the mean between the bid and asked prices currently offered to institutional investors for the securities. Futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. If prices are not available from an independent pricing service, securities and derivative contracts traded in the OTC market are generally valued according to the mean between the last bid and the last asked price for the security or contract as provided by an investment dealer or other financial institution that deals in the security or contract.

Where a last sale price or market quotation for a portfolio security is not readily available, and no independent pricing service furnishes a price, the value of the security used in computing NAV is its fair value as determined in good faith under procedures approved by the Portfolio's Board. The Portfolio may use the fair value of a security to calculate its NAV when, for example, (1) a portfolio security is not traded in a public market or the principal market in which the security trades is closed, (2) trading in a portfolio security is suspended and not resumed prior to the normal market close, (3) a portfolio security is not traded in significant volume for a substantial period, or (4) the Portfolio's Adviser determines that the quotation or price for a portfolio security provided by a dealer or independent pricing service is inaccurate.

Fair valuation procedures are also used where a significant event affecting the value of a portfolio security is determined to have occurred between the time as of which the price of the portfolio security is determined and the NYSE closing time as of which the Portfolio's NAV is computed. An event is considered significant if there is both an affirmative expectation that the security's value will change in response to the event and a reasonable basis for quantifying the resulting change in value. Significant events include significant general securities market movements occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE. For domestic fixed income securities, such events may occur where the cut-off time for the market information used by the independent pricing service is earlier than the end of regular trading on the NYSE. For securities normally priced at their last sale price in a foreign market, such events can occur between the close of trading in the foreign market and the close of trading on the NYSE. In such cases, use of fair valuation can reduce an investor's ability to seek to profit by estimating the Portfolio's NAV in advance of the time as of which NAV is calculated.

In some cases, events affecting the issuer of a portfolio security may be considered significant events. Announcements concerning earnings, acquisitions, new products, management changes, litigation developments, a strike or natural disaster affecting the company's operations or regulatory changes or market developments affecting the issuer's industry occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE are examples of potentially significant events. For securities of foreign issuers, such events could also include political or other developments affecting the economy or markets in which the issuer conducts its operations or its securities are traded.

There can be no assurance that the Portfolio could purchase or sell a portfolio security at the price used to calculate the Portfolio's NAV. In the case of fair valued portfolio securities, lack of information and uncertainty as to the significance of information may lead to a conclusion that a prior valuation is the best indication of a portfolio security's present value. Fair valuations generally remain unchanged until new information becomes available. Consequently, changes in the fair valuation of portfolio securities may be less frequent and of greater magnitude than changes in the price of portfolio securities valued by an independent pricing service, or based on market quotations.


Frequent Trading Policies
Frequent or short-term trading into and out of the Portfolio can have adverse consequences for the Portfolio and its shareholders who use the Portfolio as a long-term investment vehicle. Such trading in significant amounts can disrupt the Portfolio's investment strategies (e.g., by requiring it to sell investments at inopportune times or maintain excessive short-term cash positions to support redemptions), increase brokerage and administrative costs and affect the timing and amount of taxable gains distributed by the Portfolio. Investors engaged in such trading may also seek to profit by anticipating changes in the Portfolio's NAV in advance of the time as of which NAV is calculated. The Portfolio is designed as an investment vehicle exclusively for "accredited investors", such as other investment companies, insurance company separate accounts and similar organizations. The Portfolio is designed primarily for use by other funds managed by the Adviser and its affiliates as a substitute for direct investment in the types of securities held by the Portfolio. Given the limitation on the types of shareholders who may invest in the Portfolio, and the expected role the Portfolio will play helping to efficiently diversify their investment portfolios, the Portfolio 's Adviser does not anticipate frequent or short-term trading in amounts that would be reasonably likely to have adverse consequences for the Portfolio. For these reasons and given the sophistication of the Portfolio's investors, the Portfolio's Board has not adopted policies and procedures to discourage frequent trading or short-term trading into and out of the Portfolio.


Portfolio Holdings Information
The Portfolio's Annual and Semi-Annual reports, which contain complete listings of the Portfolio's portfolio holdings as of the end of the Portfolio's second and fourth fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. The summary portfolio composition information may include identification of the Portfolio's top ten holdings, recent purchase and sale transactions and percentage breakdowns of the portfolio by sector and credit quality.



Purchase of Portfolio Shares
Shares of the Portfolio may be purchased any day the NYSE is open.



Purchases should be made in accordance with procedures established by the Portfolio's Transfer Agent, State Street Bank and Trust Company.



Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Transfer Agent.

Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

There is no minimum required initial or subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Redemption of Portfolio Shares
Shares of the Portfolio may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o     to allow a purchase order to clear;
o     during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.
Redemption in Kind
Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Confirmations and Account Statements
Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends and capital gains paid. The Trust will not issue share certificates.

Dividends and Distributions
The Portfolio declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Portfolio receives the check. In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.

Tax Consequences
Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be both dividends and capital gains. Redemptions are taxable sales.


Legal Proceedings


Like many other mutual fund companies, in September 2003, Federated Investors, Inc., the parent company of the Federated funds' advisers and distributor (collectively, "Federated"), received detailed requests for information on shareholder trading activities in the Federated funds ("Funds") from the SEC, the New York State Attorney General, and the National Association of Securities Dealers. Since that time, Federated has received additional inquiries from regulatory authorities on these and related matters, and more such inquiries may be received in the future.

As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another Federated fund. The investigation has also identified inadequate procedures which permitted a limited number of investors (including several employees) to engage in undetected frequent trading activities and/or the placement and acceptance of orders to purchase shares of fluctuating net asset value funds after the funds' closing times. Federated has issued a series of press releases describing these matters in greater detail and emphasizing that it is committed to compensating the Funds for any detrimental impact these transactions may have had on them. In that regard, on February 3, 2004, Federated and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact. The press releases and related communications are available in the "About Us" section of Federated's website at FederatedInvestors.com, and any future press releases on this subject will also be posted there.

Shortly after Federated's first public announcement concerning the foregoing matters, and notwithstanding Federated's commitment to taking remedial actions, Federated and various Funds were named as defendants in several class action lawsuits now pending in the United States District Court for the District of Maryland seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.

Federated and various Funds have also been named as defendants in several additional lawsuits, the majority of which are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and Rule 12b-1 fees, and seeking damages of unspecified amounts.

The board of the Funds has retained the law firm of Dickstein Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits. Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these recent lawsuits and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.



Distribution Arrangements

Federated Securities Corp, is the Trust's Placement Agent. It receives no fee for its services.



A Statement of Additional Information (SAI) dated April 29, 2005, is incorporated by reference into this prospectus. Additional information about the Portfolio and its investments is contained in the Portfolio's SAI and Annual and Semi-Annual Reports to shareholders as they become available. The Annual Report's Management's Discussion of Portfolio Performance discusses market conditions and investment strategies that significantly affected the Portfolio's performance during its last fiscal year. The SAI contains a description of the Portfolio's policies and procedures with respect to the disclosure of its portfolio securities. Because the Portfolio is offered on a private placement basis, the Prospectus, SAI and Annual and Semi-Annual Reports are not available on Federated's website.



You can obtain information about the Portfolio (including the SAI) by writing to or visiting the SEC's Public Reference Room in Washington, DC. You may also access Portfolio information from the EDGAR Database on the SEC's website at www.sec.gov. You can purchase copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102. Call 1-202-942-8090 for information on the Public Reference Room's operations and copying fees.


































Cusip 31409N101

30130 (04/05)

























                          HIGH-YIELD BOND PORTFOLIO
                     A Portfolio of Federated Core Trust
                   CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                    Part B
       (information required in a Statement of Additional Information)

                                April 29, 2005

This Part B is not a prospectus. Read this Part B in conjunction with the Part A for High-Yield Bond Portfolio (Portfolio) dated April 29, 2005. This Part B incorporates by reference the Portfolio's Annual Report. Obtain Part A or the Annual Report without charge by calling 1-800-341-7400.








Table of Contents
Portfolio History                              2
Investments, Techniques, Risks and Limitations 2
Account and Share Information                 14
Management of the Trust                       15
Investment Advisory and Other Services        20
Brokerage Allocation and Other Practices      28
Capital Stock and Other Securities            28
Shareholder Information                       29
Taxation of the Portfolio                     30
Financial Statements                          30
Investment Ratings                            30
Addresses                                     33
Appendix                                      34









Portfolio History

The Portfolio is a diversified portfolio of Federated Core Trust (the Trust). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The Portfolio's investment adviser is Federated Investment Management Company (Adviser).


Investments, Techniques, Risks and Limitations




SECURITIES DESCRIPTIONS AND TECHNIQUES

In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

FIXED INCOME SECURITIES pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio invests:

Corporate Debt Securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.




COMMERCIAL PAPER is an issuer's obligation with a maturity of less than nine months. Companies typically issue commercial paper to pay for current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. If the issuer cannot continue to obtain liquidity in this fashion, its commercial paper may default. The short maturity of commercial paper reduces both the interest rate and credit risks as compared to other debt securities of the same issuer.

DEMAND INSTRUMENTS are corporate debt securities that the issuer must repay upon demand. Other demand instruments require a third party, such as a dealer or bank, to repurchase the security for its face value upon demand. The Portfolio treats demand instruments as short-term securities, even though their stated maturity may extend beyond one year.

Treasury Securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest credit risk.

Agency Securities are issued or guaranteed by a federal agency or other government sponsored entity (GSE) acting under federal authority. Some GSE securities are supported by the full faith and credit of the United States. These include the Government National Mortgage Association, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmer's Home Administration, Federal Financing Bank, General Services Administration, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation and Washington Metropolitan Area Transit Authority Bonds.

Other GSE securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association and Tennessee Valley Authority in support of such obligations.

A few GSE securities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. These include the Farm Credit System, Financing Corporation and Resolution Funding Corporation.

Investors regard agency securities as having low credit risks, but not as low as Treasury securities.

A Portfolio treats mortgage-backed securities guaranteed by a GSE as if issued or guaranteed by a federal agency. Although such a guarantee protects against credit risks, it does not reduce market and prepayment risks.

Asset-Backed Securities are payable from pools of obligations other than mortgages. Most asset-backed securities involve consumer or commercial debts with maturities of less than ten years. However, almost any type of fixed income assets (including other fixed income securities) may be used to create an asset-backed security. Asset-backed securities may take the form of commercial paper, notes, or pass-through certificates. Asset-backed securities have prepayment risks Asset-backed securities are structured in many ways, including, but not limited to the following:

IOS AND POS. Asset-backed securities may be structured to allocate interest payments to one class (Interest Only or IOs) and principal payments to another class (Principal Only or POs). POs increase in value when prepayment rates increase. In contrast, IOs decrease in value when prepayments increase, because the underlying mortgages generate less interest payments. However, IOs tend to increase in value when interest rates rise (and prepayments decrease), making IOs a useful hedge against interest rate risks.

FLOATERS AND INVERSE FLOATERS. Another variant allocates interest payments between two classes of asset-backed securities. One class (Floaters) receives a share of interest payments based upon a market index such as the London Interbank Offered Rate (LIBOR). The other class (Inverse Floaters) receives any remaining interest payments from the underlying pools of obligations. Floater classes receive more interest (and Inverse Floater classes receive correspondingly less interest) as interest rates rise. This shifts prepayment and interest rate risks from the Floater to the Inverse Floater class, reducing the price volatility of the Floater class and increasing the price volatility of the Inverse Floater class.

Zero Coupon Securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks of a zero coupon security.

There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process know as coupon stripping. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.

Bank Instruments are unsecured interest bearing deposits with banks. Bank instruments include bank accounts, time deposits, certificates of deposit and banker's acceptances. Yankee instruments are denominated in U.S. dollars and issued by U.S. branches of foreign banks. Eurodollar instruments are denominated in U.S. dollars and issued by non-U.S. branches of U.S. or foreign banks.

Credit Enhancement consists of an arrangement in which a company agrees to pay amounts due on a fixed income security if the issuer defaults. In some cases the company providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancer has greater financial resources and liquidity than the issuer. For this reason, the Adviser usually evaluates the credit risk of a fixed income security based solely upon its credit enhancement.

CONVERTIBLE SECURITIES are fixed income securities that the Portfolio has the option to exchange for equity securities at a specified conversion price. The option allows the Portfolio to realize additional returns if the market price of the equity securities exceeds the conversion price. For example, the Portfolio may hold fixed income securities that are convertible into shares of common stock at a conversion price of $10 per share. If the market value of the shares of common stock reached $12, the Portfolio could realize an additional $2 per share by converting its fixed income securities.

Convertible securities often have lower yields than comparable fixed income securities. In addition, at the time a convertible security is issued the conversion price typically exceeds the market value of the underlying equity securities. Thus, convertible securities may provide lower returns than non-convertible fixed income securities or equity securities depending upon changes in the price of the underlying equity securities. However, convertible securities permit the Portfolio to realize some of the potential appreciation of the underlying equity securities with less risk of losing its initial investment.

The Portfolio treats convertible securities as fixed income securities for purposes of its investment policies and limitations, because of their unique characteristics.

EQUITY SECURITIES represent a share of an issuer's earnings and assets, after the issuer pays its liabilities. The Portfolio cannot predict the income it will receive from equity securities because issuers generally have discretion as to the payment of any dividends or distributions. However, equity securities offer greater potential for appreciation than many other types of securities, because their value increases directly with the value of the issuer's business. The following describes the types of equity securities in which the Portfolio may invest:

Common Stocks are the most prevalent type of equity security. Common stocks receive the issuer's earnings after the issuer pays its creditors and any preferred stockholders. As a result, changes in an issuer's earnings directly influence the value of its common stock.



Preferred Stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stocks also participate in dividends and distributions paid on common stock. Preferred stocks may also permit the issuer to redeem the stock. The Portfolio will treat such redeemable preferred stock as a fixed income security.



Interests in Other Limited Liability Companies. Entities such as limited partnerships, limited liability companies, business trusts and companies organized outside the United States may issue securities comparable to common or preferred stock.



Real Estate Investment Trusts (REITs) are real estate investment trusts that lease, operate and finance commercial real estate. REITs are exempt from federal corporate income tax if they limit their operations and distribute most of their income. Such tax requirements limit a REIT's ability to respond to changes in the commercial real estate market.



Warrants give the Portfolio the option to buy the issuer's equity securities at a specified price (the exercise price) at a specified future date (the expiration date). The Portfolio may buy the designated securities by paying the exercise price before the expiration date. Warrants may become worthless if the price of the stock does not rise above the exercise price by the expiration date. This increases the market risks of warrants as compared to the underlying security. Rights are the same as warrants, except companies typically issue rights to existing stockholders.

FOREIGN SECURITIES are securities of issuers based outside the United States. The Portfolio considers an issuer to be based outside the United States if:

o it is organized under the laws of, or has a principal office located in, another country;

o    the principal trading market for its securities is in another country; or

o it (or its subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue or profit from goods produced, services performed or sales made in another country.

Foreign securities are primarily denominated in foreign currencies. Along with the risks normally associated with domestic securities of the same type, foreign securities are subject to currency risks and risks of foreign investing. Trading in certain foreign markets may also be subject to liquidity risks.

Foreign Exchange Contracts. In order to convert U.S. dollars into the currency needed to buy a foreign security, or to convert foreign currency received from the sale of a foreign security into U.S. dollars, the Portfolio may enter into spot currency trades. In a spot trade, the Portfolio agrees to exchange one currency for another at the current exchange rate. The Portfolio may also enter into derivative contracts in which a foreign currency is an underlying asset. The exchange rate for currency derivative contracts may be higher or lower than the spot exchange rate. Use of these derivative contracts may increase or decrease the Portfolio's exposure to currency risks.

ADRs and Domestically Traded Securities of Foreign Issuers American Depositary Receipts, which are traded in United States markets, represent interests in underlying securities issued by a foreign company and not traded in the United States. ADRs provide a way to buy shares of foreign based companies in the United States rather than in overseas markets. ADRs are also traded in U.S. dollars, eliminating the need for foreign exchange transactions. The Portfolio may also invest in securities issued directly by foreign companies and traded in U.S. Dollars in United States markets.



Foreign Government Securities generally consist of fixed income securities supported by national, state, or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank.

Foreign government securities also include fixed income securities of quasi-governmental agencies that are either issued by entities that are owned by a national, state, or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit. Further, foreign government securities include mortgage-related securities issued or guaranteed by national, state, or provincial governmental instrumentalities, including quasi-governmental agencies.

DERIVATIVE CONTRACTS are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

For example, the Portfolio could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, the Portfolio realizes a gain; if it is less, the Portfolio realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent the Portfolio from closing out a position. If this happens, the Portfolio will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm the Portfolio by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.

The Portfolio may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Portfolio and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.



Depending upon how the Portfolio uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset, derivative contracts may increase or decrease the Portfolio's exposure to stock market, interest rate, currency and credit risks, and may also expose the Portfolio to liquidity and leverage risks. OTC contracts also expose the Portfolio to credit risks in the event that a counterparty defaults on the contract.

The Portfolio may trade in the following types of derivative contracts, including combinations thereof:



Futures Contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Portfolio has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded OTC are frequently referred to as forward contracts. The Portfolio can buy or sell financial futures, index futures and foreign currency forward contracts.




FOREIGN CURRENCY FORWARD CONTRACTS. The Portfolio may enter into foreign currency forward contracts to acquire exposure to a specific currency, as a substitute for buying or selling securities or to settle transactions in non-U.S. dollar dominated securities. A foreign currency forward contract is an obligation to purchase or sell a specific currency at a future date, at a price set at the time of the contract and for a period agreed upon by the parties which may be either a window of time or a fixed number of days from the date of the contract. Purchased contracts are used to acquire exposure to foreign currencies while contracts to sell are used to hedge the Portfolio's securities against currency fluctuations. The cost to the Portfolio of engaging in foreign currency forward contracts transactions depends on such factors as the currency involved, the size of the contract, the length of the contract and the prevailing market conditions. Foreign currency forward contracts are highly volatile, with a relatively small price movement potentially resulting in substantial gains or losses to the Portfolio. Additionally, the Portfolio may lose money on forward currency transactions if changes in currency rates do not occur as anticipated or if the Portfolio's counterparty to the contract were to default.

Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including currencies, financial indices, individual securities, and other derivative instruments, such as futures contracts. Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts.

The Portfolio may buy/sell the following types of options:



CALL OPTIONS give the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. The Portfolio may use call options in the following ways:

o Buy call options on indices, individual securities, index futures, currencies (both foreign and U.S. dollar) and financial futures in anticipation of an increase in the value of the underlying asset or instrument; and

o Write call options on indices, portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Portfolio is exercised, the Portfolio foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.

PUT OPTIONS give the holder the right to sell the underlying asset to the writer of the option. The Portfolio may use put options in the following ways:

o    Buy  put  options  on  indices,   individual  securities,   index  futures,
     currencies (both foreign and U.S. dollar) and financial futures in anticipation of a decrease in the value of the underlying asset; and

o Write put options on indices, portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of an increase or only limited decrease in the value of the underlying asset. In writing puts, there is a risk that the Portfolio may be required to take delivery of the underlying asset when its current market price is lower than the exercise price.

The Portfolio may also buy or write options, as needed, to close out existing option positions.

Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms, and are known by a variety of names including caps, floors and collars. Common swap agreements that the Portfolio may use include:

INTEREST RATE SWAPS are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the LIBOR of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.

TOTAL RATE OF RETURN SWAPS are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset.

CURRENCY SWAPS are contracts which provide for interest payments in different currencies. The parties might agree to exchange the notional principal amount as well.



A CREDIT DEFAULT SWAP (CDS) is an agreement between two parties (the "Counterparties") whereby one party (the "Protection Buyer") agrees to make payments over the term of the CDS to another party (the "Protection Seller"), provided that no designated event of default (an "Event of Default") occurs on an underlying bond (the "Reference Bond") has occurred. If an Event of Default occurs, the Protection Seller must pay the Protection Buyer the full notional value, or "par value," of the Reference Bond in exchange for the Reference Bond or another similar bond issued by the issuer of the Reference Bond (the "Deliverable Bond"). The Counterparties agree to the characteristics of the Deliverable Bond at the time that they enter into the CDS. The Portfolio may be either the Protection Buyer or the Protection Seller in a CDS. Under normal circumstances, the Portfolio will enter into a CDS for hedging purposes (as Protection Buyer) or to generate additional income (as Protection Seller). If the Portfolio is a Protection Buyer and no Event of Default occurs, the Portfolio will lose its entire investment in the CDS (i.e., an amount equal to the payments made to the Protection Seller). However, if an Event of Default occurs, the Portfolio (as Protection Buyer) will deliver the Deliverable Bond and receive a payment equal to the full notional value of the Reference Bond, even though the Reference Bond may have little or no value. If the Portfolio is the Protection Seller and no Event of Default occurs, the Portfolio will receive a fixed rate of income throughout the term of the CDS. However, if an Event of Default occurs, the Portfolio (as Protection Seller) will pay the Protection Buyer the full notional value of the Reference Bond and receive the Deliverable Bond from the Protection Buyer. A CDS may involve greater risks than if the Portfolio invested directly in the Reference Bond. For example, a CDS may increase credit risk since the Portfolio has exposure to both the issuer of the Reference Bond and the Counterparty to the CDS.

CAPS AND FLOORS are contracts in which one party agrees to make payments only if an interest rate or index goes above (Cap) or below (Floor) a certain level in return for a fee from the other party.


SPECIAL TRANSACTIONS

Repurchase Agreements are transactions in which a Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Portfolio's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Portfolio will only enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed to be creditworthy by the Adviser
The Portfolio's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price. Repurchase agreements are subject to credit risks.


Reverse Repurchase Agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse repurchase agreements are subject to credit risks. In addition, reverse repurchase agreements create leverage risks because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

Delayed Delivery Transactions, including when-issued transactions, are arrangements in which the Portfolio buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to buy the securities and reflects their value in determining the price of its Shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, delayed delivery transactions create interest rate risks for the Portfolio. Delayed delivery transactions also involve credit risks in the event of a counterparty default.


Securities Lending. The Portfolio may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Portfolio receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Portfolio the equivalent of any dividends or interest received on the loaned securities.

The Portfolio will reinvest cash collateral in securities that qualify as an acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of cash collateral.

Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Portfolio may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.



Securities lending activities are subject to market risks and credit risks.

Inter-Fund Borrowing and Lending Arrangements. The Securities and Exchange Commission (SEC) has granted an exemption that permits the Portfolio and all other funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund. Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Portfolio's Board, and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Portfolio's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan Rate), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.

Hybrid Instruments combine elements of two different kinds of underlying investments. Hybrid instruments can take on many forms including, but not limited to, the following three forms: First, a common form of a hybrid instrument combines elements of derivative contracts with those of another security (typically a fixed income security). In this case all or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying asset or by reference to another benchmark (such as interest rates, currency exchange rates or indices). Secondly, a hybrid instrument may also combine elements of a fixed income security and an equity security. Lastly, hybrid instruments may include convertible securities with conversion terms related to an underlying asset or benchmark.

Depending on the type of hybrid instrument the risks of investing in hybrid instruments may reflect a combination of the risks of investing in securities, options, futures and currencies, and depend upon the terms of the instrument. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed income, equity or convertible securities. Hybrid instruments are also potentially more volatile and carry greater interest rate risks than traditional instruments. Moreover, depending on the structure of the particular hybrid, it may expose the Portfolio to leverage risks or carry liquidity risks.

CREDIT LINKED NOTES ("CLN"). A CLN is a type of hybrid instrument in which a special purpose entity issues a structured note (the "Note Issuer") that is intended to replicate a bond or a portfolio of bonds. The purchaser of the CLN (the "Note Purchaser") invests a par amount and receives a payment during the term of the CLN that equals a fixed or floating rate of interest equivalent to a high rated funded asset (such as a bank certificate of deposit) plus an additional premium that relates to taking on the credit risk of an identified bond (the "Reference Bond"). Upon maturity of the CLN, the Note Purchaser will receive a payment equal to (i) the original par amount paid to the Note Issuer, if there is neither a designated event of default (an "Event of Default") with respect to the Reference Bond nor a restructuring of the issuer of the Reference Bond (a "Restructuring Event") or (ii) the value of the Reference Bond or some other settlement amount agreed to in advance by the Note Issuer and the Note Purchaser, if an Event of Default or a Restructuring Event has occurred. Depending upon the terms of the CLN, it is also possible that the Note Purchaser may be required to take physical delivery of the Reference Bond in the event of an Event of Default or a Restructuring Event. Typically, the Reference Bond is a corporate bond, however, any type of fixed income security could be used as the Reference Bond.

Asset Coverage. In order to secure its obligations in connection with derivative contracts or special transactions, the Portfolio will either own the underlying assets, enter into an offsetting transaction, or set aside readily marketable securities with a value that equals or exceeds the Portfolio's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations without entering into an offsetting derivative contract or terminating a special transaction. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.



INVESTMENT RISKS
There are many factors which may effect an investment in the Portfolio. The Portfolio's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows:

Credit Risk

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

o The high-yield bonds in which the Portfolio invests have a higher default risk than investment grade securities. Low-grade bonds are almost always uncollateralized and subordinated to other debt that a firm has outstanding.

o Many fixed income securities receive credit ratings from nationally recognized rating organizations (NRSROs) such as Standard & Poor's and Moody's Investors Service. These NRSROs assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

o Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.


Risks of Foreign Investing

o Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.

o Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than U.S. companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Portfolio and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States.

o Foreign countries may have restrictions on foreign ownership of securities or may impose exchange controls, capital flow restrictions or repatriation restrictions, which could adversely affect the liquidity of the Portfolio's investments.


Risks of Investing in ADRs and Domestically Traded Securities of Foreign
Issuers.
o Because the Portfolio may invest in ADRs and other domestically traded securities of foreign companies, The Portfolio's Share price may be more affected by foreign economic and political conditions, taxation policies and accounting and auditing standards than would otherwise be the case. Foreign companies may not provide information as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than U.S. companies by market analysts and the financial press. In addition, foreign companies may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Portfolio and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information concerning companies in the United States.



Emerging Market Risks

o Securities issued or traded in emerging markets generally entail greater risks than securities issued or traded in developed markets. For example, their creditworthiness and consequently their prices can be significantly more volatile than prices in developed countries. Emerging market economies may also experience more actual or perceived severe downturns (with corresponding currency devaluations) than developed economies.

o Emerging market countries may have relatively unstable governments and may present the risk of nationalization of businesses, expropriation, confiscatory taxation or, in certain instances, reversion to closed market, centrally planned economies.


Currency Risks

o Exchange rates for currencies fluctuate daily. The combination of currency risk and market risk tends to make securities traded in foreign markets more volatile than securities traded exclusively in the United States.

o The Adviser attempts to manage currency risk by limiting the amount the Portfolio invests in securities denominated in a particular currency. However, diversification will not protect the Portfolio against a general increase in the value of the U.S. dollar relative to other currencies.


Risks Related to the Economy

o The prices of high-yield securities are affected by investor sentiment. The value of the Portfolio's portfolio may decline in tandem with a drop in the overall value of the stock market based on negative developments in the U.S. and global economies.

Leverage Risks

o Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of the investment magnify the Portfolio's risk of loss and potential gain.

o Investments can have these same results if their returns are based on a multiple of a specified index, security, or other benchmark.

Liquidity Risks

o Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Portfolio will be required to continue to hold the security or keep the position open, and the Portfolio could incur losses.

o OTC derivative contracts generally carry greater liquidity risk than exchange-traded contracts.

Interest Rate Risks

o Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

Stock Market Risks
o The value of equity securities in the Portfolio's portfolio will rise and fall. These fluctuations could be a sustained trend or a drastic movement. The Portfolio's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the Portfolio's Share price may decline.
o The Adviser attempts to manage market risk by limiting the amount the Portfolio invests in each company's equity securities. However, diversification will not protect the Portfolio against widespread or prolonged declines in the stock market.

Call Risks

o Call risk is the possibility that an issuer may redeem a fixed income security before maturity (a call) at a price below its current market price. An increase in the likelihood of a call may reduce the security's price.

o If a fixed income security is called, the Portfolio may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Risks Associated with Non-Investment Grade Securities

o Securities rated below investment grade, also known as junk bonds, generally entail greater credit and liquidity risks than investment grade securities. For example, their prices are more volatile, economic downturns and financial setbacks may affect their prices negatively, and their trading market may be more limited.

Risks of Investing in Derivative Contracts and Hybrid Instruments

o The Portfolio's use of derivative contracts and hybrid instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts and hybrid instruments in which the Portfolio invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivative contracts and hybrid instruments may be mispriced or improperly valued and, as a result, the Portfolio may need to make increased cash payments to the counterparty. Finally, derivative contracts and hybrid instruments may cause the Portfolio to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts and hybrid instruments may also involve other risks described in this prospectus, such as interest rate, credit, liquidity, currency and leverage risks.


FUNDAMENTAL INVESTMENT OBJECTIVE

The Portfolio's fundamental investment objective is to seek high current income. The investment objective may not be changed by the Portfolio's Board without shareholder approval.

INVESTMENT LIMITATIONS

Selling Short and Buying on Margin
The Portfolio will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

Issuing Senior Securities and Borrowing Money
The Portfolio will not issue senior securities except that the Portfolio may borrow money directly or through reverse repurchase agreements as a temporary, extraordinary, or emergency measure to facilitate management of the portfolio by enabling the Portfolio to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous, and then only in amounts not in excess of one-third of the value of its total assets; provided that, while borrowings and reverse repurchase agreements outstanding exceed 5% of the Portfolio's total assets, any such borrowings will be repaid before additional investments are made. The Portfolio will not borrow money or engage in reverse repurchase agreements for investment leverage purposes.

Pledging Assets
The Portfolio will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may mortgage, pledge or hypothecate assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of borrowing.

Concentration of Investments
The Portfolio will not purchase securities if, as a result of such purchase, 25% or more of its total assets would be invested in any one industry. However, the Portfolio may at any time invest 25% or more of its assets in cash or cash items and securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities.

Investing in Commodities
The Portfolio will not purchase or sell commodities, commodity contracts, or commodity futures contracts.

Investing in Real Estate
The Portfolio will not purchase or sell real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities secured by real estate or interests in real estate.

Lending Cash or Securities
The Portfolio will not lend any of its assets, except portfolio securities up to one-third of its total assets. This shall not prevent the Portfolio from purchasing or holding corporate or U.S. government bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, entering into repurchase agreements, or engaging in other transactions which are permitted by the Portfolio's investment objective and policies or the Trust's Declaration of Trust.

Underwriting
The Portfolio will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

Diversification of Investments
With respect to 75% of its total assets, the Portfolio will not purchase the securities of any one issuer (other than cash, cash items, or securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities) if, as a result, more than 5% of its total assets would be invested in the securities of that issuer. Also, the Portfolio will not purchase more than 10% of any class of the outstanding voting securities of any one issuer. For these purposes, the Portfolio considers common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

------------------------------------------------------------------------------
The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the Investment Company Act of 1940 (1940 Act). The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.
------------------------------------------------------------------------------


Restricted and Illiquid Securities
The Portfolio will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits that the Portfolio cannot dispose of within seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 15% of the Portfolio's net assets.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value of total or net assets will not result in a violation of such restriction.


Account and Share Information

VOTING RIGHTS
Each Share of the Portfolio gives the shareholder one vote in Trustee elections and other matters submitted to shareholders for vote. All Shares of the Portfolio have equal voting rights.

As of April 1, 2005, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Shares: Strategic Income Fund, Boston, MA, owned approximately 63,621,805 Shares (46.44%); Federated Bond Fund, Boston, MA, owned approximately 39,930,901 Shares (29.14%); Federated Capital Income Fund, Boston, MA, owned approximately 14,926,796 Shares (10.89%); and Total Return Bond Fund, Boston, MA, owned approximately 12,879,776 Shares (9.40%).


Additionally, shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.


Management of the Trust

BOARD OF TRUSTEES, MANAGEMENT INFORMATION, COMPENSATION

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Portfolio. Where required, the tables separately list Board members who are "interested persons" of the Portfolio (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. As of December 31, 2004, the Trust comprised two portfolios, and the Federated Fund Complex consisted of 44 investment companies (comprising 133 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex and serves for an indefinite term.

As of April 1, 2005, the Portfolio's Board and Officers as a group owned less than 1% of the Portfolio's outstanding Shares.


INTERESTED TRUSTEES BACKGROUND AND COMPENSATION



        Name
     Birth Date                                                             Total
      Address                                             Aggregate     Compensation
Positions Held with   Principal Occupation(s) for Past   Compensation  From Trust and
       Trust           Five Years, Other Directorships       From      Federated Fund
 Date Service Began     Held and Previous Position(s)     Portfolio        Complex
                                                            (past      (past calendar
                                                         fiscal year)       year)
                      Principal Occupations: Chairman         $0             $0
John F. Donahue*      and Director or Trustee of the
Birth Date: July      Federated Fund Complex; Chairman
28, 1924              and Director, Federated
CHAIRMAN AND TRUSTEE  Investors, Inc.
Began serving:        ---------------------------------
August 1996
                      Previous Positions: Trustee,
                      Federated Investment Management
                      Company and Chairman and
                      Director, Federated Investment
                      Counseling.

                      Principal Occupations: Director     $1,245.17       $148,500
Lawrence D. Ellis,    or Trustee of the Federated Fund
M.D.*                 Complex; Professor of Medicine,
Birth Date: October   University of Pittsburgh;
11, 1932              Medical Director, University of
3471 Fifth Avenue     Pittsburgh Medical Center
Suite 1111            Downtown; Hematologist,
Pittsburgh, PA        Oncologist and Internist,
TRUSTEE               University of Pittsburgh Medical
Began serving:        Center.
August 1996
                      Other Directorships Held:
                      Member, National Board of
                      Trustees, Leukemia Society of
                      America.

                      Previous Positions: Trustee,
                      University of Pittsburgh;
                      Director, University of
                      Pittsburgh Medical Center.

* John F. Donahue is "interested" due to the position he holds with Federated and its subsidiaries. Lawrence D. Ellis, M.D. is "interested" because his son-in-law is employed by the Fund's principal underwriter, Federated Securities Corp.
------------------------------------------------------------------------------------


INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION

        Name
     Birth Date                                                             Total
      Address                                             Aggregate     Compensation
Positions Held with   Principal Occupation(s) for Past   Compensation  From Trust and
       Trust           Five Years, Other Directorships       From      Federated Fund
 Date Service Began     Held and Previous Position(s)     Portfolio        Complex
                                                            (past      (past calendar
                                                         fiscal year)       year)
                      Principal Occupation: Director      $1,369.68       $163,350
Thomas G. Bigley      or Trustee of the Federated Fund
Birth Date:           Complex.
February 3, 1934
15 Old Timber Trail   Other Directorships Held:
Pittsburgh, PA        Director, Member of Executive
TRUSTEE               Committee, Children's Hospital
Began serving:        of Pittsburgh; Director,
August 1996           University of Pittsburgh.

                      Previous Position: Senior
                      Partner, Ernst & Young LLP.

                      Principal Occupations: Director     $1,369.68       $163,350
John T. Conroy, Jr.   or Trustee of the Federated Fund
Birth Date: June      Complex; Chairman of the Board,
23, 1937              Investment Properties
Investment            Corporation; Partner or Trustee
Properties            in private real estate ventures
Corporation           in Southwest Florida.
3838 North Tamiami
Trail                 Previous Positions: President,
Suite 402             Investment Properties
Naples, FL            Corporation; Senior Vice
TRUSTEE               President, John R. Wood and
Began serving:        Associates, Inc., Realtors;
August 1996           President, Naples Property
                      Management, Inc. and Northgate
                      Village Development Corporation.

                      Principal Occupation: Director      $1,369.68       $163,350
Nicholas P.           or Trustee of the Federated Fund
Constantakis          Complex.
Birth Date:
September 3, 1939     Other Directorships Held:
175 Woodshire Drive   Director and Member of the Audit
Pittsburgh, PA        Committee, Michael Baker
TRUSTEE               Corporation (engineering and
Began serving:        energy services worldwide).
February 1998
                      Previous Position: Partner,
                      Anderson Worldwide SC.

                      Principal Occupation: Director      $1,245.17       $148,500
John F. Cunningham    or Trustee of the Federated Fund
Birth Date: March     Complex.
5, 1943
353 El Brillo Way     Other Directorships Held:
Palm Beach, FL        Chairman, President and Chief
TRUSTEE               Executive Officer, Cunningham &
Began serving:        Co., Inc. (strategic business
January 1999          consulting); Trustee Associate,
                      Boston College.

                      Previous Positions: Director,
                      Redgate Communications and EMC
                      Corporation (computer storage
                      systems); Chairman of the Board
                      and Chief Executive Officer,
                      Computer Consoles, Inc.;
                      President and Chief Operating
                      Officer, Wang Laboratories;
                      Director, First National Bank of
                      Boston; Director, Apollo
                      Computer, Inc.

                      Principal Occupation: Director      $1,245.17       $148,500
Peter E. Madden       or Trustee of the Federated Fund
Birth Date: March     Complex.
16, 1942
One Royal Palm Way    Other Directorships Held: Board
100 Royal Palm Way    of Overseers, Babson College.
Palm Beach, FL
TRUSTEE               Previous Positions:
Began serving:        Representative, Commonwealth of
August 1996           Massachusetts General Court;
                      President, State Street Bank and
                      Trust Company and State Street
                      Corporation (retired); Director,
                      VISA USA and VISA International;
                      Chairman and Director,
                      Massachusetts Bankers
                      Association; Director,
                      Depository Trust Corporation;
                      Director, The Boston Stock
                      Exchange.

                      Principal Occupations: Director     $1,369.68       $163,350
Charles F.            or Trustee of the Federated Fund
Mansfield, Jr.        Complex; Management Consultant;
Birth Date: April     Executive Vice President, DVC
10, 1945              Group, Inc. (marketing,
80 South Road         communications and technology)
Westhampton Beach,    (prior to 9/1/00).
NY
TRUSTEE               Previous Positions: Chief
Began serving:        Executive Officer, PBTC
January 1999          International Bank; Partner,
                      Arthur Young & Company (now
                      Ernst & Young LLP); Chief
                      Financial Officer of Retail
                      Banking Sector, Chase Manhattan
                      Bank; Senior Vice President,
                      HSBC Bank USA (formerly, Marine
                      Midland Bank); Vice President,
                      Citibank; Assistant Professor of
                      Banking and Finance, Frank G.
                      Zarb School of Business, Hofstra
                      University.

                      Principal Occupations: Director     $1,494.21       $178,200
John E. Murray,       or Trustee of the Federated Fund
Jr., J.D., S.J.D.     Complex; Chancellor and Law
Birth Date:           Professor, Duquesne University;
December 20, 1932     Partner, Murray, Hogue & Lannis.
Chancellor,
Duquesne University   Other Directorships Held:
Pittsburgh, PA        Director, Michael Baker Corp.
TRUSTEE               (engineering, construction,
Began serving:        operations and technical
August 1996           services).

                      Previous Positions: President,
                      Duquesne University; Dean and
                      Professor of Law, University of
                      Pittsburgh School of Law; Dean
                      and Professor of Law, Villanova
                      University School of Law.

                      Principal Occupations:  Director    $1,245.17       $148,500
Marjorie P. Smuts     or Trustee of the Federated Fund
Birth Date: June      Complex; Public
21, 1935              Relations/Marketing
4905 Bayard Street    Consultant/Conference
Pittsburgh, PA        Coordinator.
TRUSTEE
Began serving:        Previous Positions: National
August 1996           Spokesperson, Aluminum Company
                      of America; television producer;
                      President, Marj Palmer Assoc.;
                      Owner, Scandia Bord.

                      Principal Occupations:  Director    $1,245.17       $148,500
John S. Walsh         or Trustee of the Federated Fund
Birth Date:           Complex; President and Director,
November 28, 1957     Heat Wagon, Inc. (manufacturer
2604 William Drive    of construction temporary
Valparaiso, IN        heaters); President and
TRUSTEE               Director, Manufacturers
Began serving:        Products, Inc. (distributor of
January 1999          portable construction heaters);
                      President, Portable Heater
                      Parts, a division of
                      Manufacturers Products, Inc.

                      Previous Position: Vice
                      President, Walsh & Kelly, Inc.



------------------------------------------------------------------------------------


OFFICERS**


Name
Birth Date
Address
Positions Held with Trust
-----------------------------   Principal Occupation(s) and Previous Position(s)
Date Service Began
                                Principal Occupations: Executive Vice President
John W. McGonigle               and Secretary of the Federated Fund Complex;
Birth Date: October 26, 1938    Executive Vice President, Secretary and Director,
EXECUTIVE VICE PRESIDENT AND    Federated Investors, Inc.
SECRETARY
Began serving: November 1997    Previous Positions: Trustee, Federated Investment
                                Management Company and Federated Investment
                                Counseling; Director, Federated Global Investment
                                Management Corp., Federated Services Company and
                                Federated Securities Corp.

                                Principal Occupations: Vice President of some of
John B. Fisher                  the Funds in the Federated Fund Complex; and
Birth Date: May 16, 1956        President and Director of the Institutional Sales
PRESIDENT                       Division of Federated Securities Corp., which is a
Began serving: November 2004    wholly owned subsidiary of Federated. Mr. Fisher
                                is responsible for the distribution of Federated's
                                products and services to investment advisors,
                                insurance companies, retirement plans, and
                                corporations. In addition, Mr. Fisher serves as
                                President and Director of Federated Investment
                                Counseling, a wholly owned subsidiary of Federated
                                involved in the management of separate accounts
                                and sub-advised mandates. He is also President,
                                Technology, Federated Services Corp. responsible
                                for the technological infrastructure of the
                                various Federated companies. He is also Director,
                                Edgewood Securities Corp., as well as Director,
                                Federated Investors Trust Company.

                                Previous Positions: Senior Vice President of
                                Federated Investment Counseling.
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                Principal Occupations: Principal Financial Officer
Richard J. Thomas               and Treasurer of the Federated Fund Complex;
Birth Date: June 17, 1954       Senior Vice President, Federated Administrative
TREASURER                       Services.
Began serving: November 1998
                                Previous Positions: Vice President, Federated
                                Administrative Services; held various management
                                positions within Funds Financial Services Division
                                of Federated Investors, Inc.

                                Principal Occupations: Vice Chairman or Vice
Richard B. Fisher               President of some of the Funds in the Federated
Birth Date: May 17, 1923        Fund Complex; Vice Chairman, Federated Investors,
VICE PRESIDENT                  Inc.; Chairman, Federated Securities Corp.
Began serving: November 1997
                                Previous Positions: President and Director or
                                Trustee of some of the Funds in the Federated Fund
                                Complex; Executive Vice President, Federated
                                Investors, Inc. and Director and Chief Executive
                                Officer, Federated Securities Corp.

---------------------------------------------------------------------------------------
                                Principal Occupations:  Mr. Ostrowski joined
Robert J. Ostrowski             Federated in 1987 as an Investment Analyst and
Birth Date: April 26, 1963      became a Portfolio Manager in 1990. He was named
CHIEF INVESTMENT OFFICER        Chief Investment Officer of taxable fixed income
Began serving: May 2004         products in 2004 and also serves as a Senior
                                Portfolio Manager. He has been a Senior Vice
                                President of the Portfolio's Adviser since 1997.
                                Mr. Ostrowski is a Chartered Financial Analyst. He
                                received his M.S. in Industrial Administration
                                from Carnegie Mellon University.
                              -----------------------------------------------------

---------------------------------------------------------------------------------------
                                Todd A. Abraham is Vice President of the Trust.
Todd A. Abraham                 Mr. Abraham has been a Portfolio Manager since
Birth Date: February 10, 1966   1995 and a Vice President of the Portfolio's
VICE PRESIDENT                  Adviser since 1997. Mr. Abraham joined Federated
Began serving: May 2003         in 1993 as an Investment Analyst and served as
                                Assistant Vice President from 1995 to 1997. Mr.
                                Abraham served as a Portfolio Analyst at Ryland
                                Mortgage Co. from 1992-1993. Mr. Abraham is a
                                Chartered Financial Analyst and received his
                                M.B.A. in Finance from Loyola College.

                                Mark E. Durbiano has been the Portfolio's
Mark E. Durbiano                Portfolio Manager since October 2002. He is Vice
Birth Date: September 21,       President of the Trust. Mr. Durbiano joined
1959                            Federated in 1982 and has been a Senior Portfolio
VICE PRESIDENT                  Manager and a Senior Vice President of the
Began serving: November 1998    Portfolio's Adviser since 1996. From 1988 through
                                1995, Mr. Durbiano was a Portfolio Manager and a
                                Vice President of the Portfolio's Adviser. Mr.
                                Durbiano is a Chartered Financial Analyst and
                                received his M.B.A. in Finance from the University
                                of Pittsburgh.

**    Officers do not receive any compensation from the Portfolio.
------------------------------------------------------------------------------------




COMMITTEES OF THE BOARD
                                                                           Meetings
Board     Committee                                                           Held
Committee Members             Committee Functions                          During
                                                                              Last
                                                                           Fiscal
                                                                              Year
Executive                     In between meetings of the full Board,          Six
          John F. Donahue     the Executive Committee generally may
          John E. Murray,     exercise all the powers of the full Board
          Jr., J.D., S.J.D.   in the management and direction of the
                              business and conduct of the affairs of
                              the Trust in such manner as the Executive
                              Committee shall deem to be in the best
                              interests of the Trust.  However, the
                              Executive Committee cannot elect or
                              remove Board members, increase or
                              decrease the number of Trustees, elect or
                              remove any Officer, declare dividends,
                              issue shares or recommend to shareholders
                              any action requiring shareholder approval.

Audit                         The purposes of the Audit Committee are        Seven
          Thomas G. Bigley    to oversee the accounting and financial
          John T. Conroy,     reporting process of the Portfolio, the
          Jr.                 Portfolio`s internal control over
          Nicholas P.         financial reporting, and the quality,
          Constantakis        integrity and independent audit of the
          Charles F.          Portfolio`s financial statements.  The
          Mansfield, Jr.      Committee also oversees or assists the
                              Board with the oversight of compliance
                              with legal requirements relating to those
                              matters, approves the engagement and
                              reviews the qualifications, independence
                              and performance of the Portfolio`s
                              independent registered public accounting
                              firm, acts as a liaison between the
                              independent registered public accounting
                              firm and the Board and reviews the
                              Portfolio`s internal audit function.

Nominating                                                                    One
          Thomas G. Bigley    The Nominating Committee, whose members
          John T. Conroy,     consist of all Independent Trustees,
          Jr.                 selects and nominates persons for
          Nicholas P.         election to the Portfolio`s Board when
          Constantakis        vacancies occur. The Committee will
          John F.             consider candidates recommended by
          Cunningham          shareholders, Independent Trustees,
          Peter E. Madden     officers or employees of any of the
          Charles F.          Portfolio`s agents or service providers
          Mansfield, Jr.      and counsel to the Portfolio. Any
          John E. Murray,     shareholder who desires to have an
          Jr.                 individual considered for nomination by
          Marjorie P. Smuts   the Committee must submit a
          John S. Walsh       recommendation in writing to the
                              Secretary of the Portfolio, at the
                              Portfolio's address appearing on the back
                              cover of this Statement of Additional
                              Information. The recommendation should
                              include the name and address of both the
                              shareholder and the candidate and
                              detailed information concerning the
                              candidate's qualifications and
                              experience. In identifying and evaluating
                              candidates for consideration, the
                              Committee shall consider such factors as
                              it deems appropriate.  Those factors will
                              ordinarily include:  integrity,
                              intelligence, collegiality, judgment,
                              diversity, skill, business and other
                              experience, qualification as an
                              "Independent Trustee," the existence of
                              material relationships which may create
                              the appearance of a lack of independence,
                              financial or accounting knowledge and
                              experience, and dedication and
                              willingness to devote the time and
                              attention necessary to fulfill Board
                              responsibilities.



------------------------------------------------------------------------------------


BOARD OWNERSHIP OF SHARES IN THE PORTFOLIO AND IN THE FEDERATED FAMILY OF
INVESTMENT COMPANIES AS OF DECEMBER 31, 2004


                                                                       Aggregate
                                                                 Dollar Range of
                                           Dollar Range of       Shares Owned in
Interested                                    Shares Owned             Federated
Board Member Name                             in Portfolio             Family of
                                                                      Investment
                                                                       Companies
John F. Donahue                                       None         Over $100,000
Lawrence D. Ellis, M.D.                               None         Over $100,000

Independent
Board Member Name                          ---------------

Thomas G. Bigley                                      None         Over $100,000
John T. Conroy, Jr.                                   None         Over $100,000
Nicholas P. Constantakis                              None         Over $100,000
John F. Cunningham                                    None         Over $100,000
Peter E. Madden                                       None         Over $100,000
Charles F. Mansfield, Jr.                             None             $50,001 -
                                                                        $100,000
John E. Murray, Jr., J.D., S.J.D.                     None         Over $100,000
Marjorie P. Smuts                                     None         Over $100,000
John S. Walsh                                         None         Over $100,000

------------------------------------------------------------------------------------




Investment Advisory and Other Services


INVESTMENT ADVISER

The Adviser conducts investment research and makes investment decisions for the Portfolio.

The Adviser is a wholly owned subsidiary of Federated.

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

As required by the 1940 Act, the Portfolio's Board has reviewed the Portfolio's investment advisory contract. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the contract, the Board considers many factors, among the most material of which are: the Portfolio's investment objectives and long term performance; the Adviser's management philosophy, personnel and processes; the preferences and expectations of Portfolio shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; the range and quality of services provided to the Portfolio and its shareholders by the Federated organization in addition to investment advisory services; and the Portfolio's relationship to the Federated funds.

In assessing the Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Portfolio's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Portfolio on the strength of the Adviser's industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Portfolio.

The Board also considers the compensation and benefits received by the Adviser. This includes fees received for services provided to the Portfolio by other entities in the Federated organization and research services received by the Adviser from brokers that execute fund trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser's compensation: the nature and quality of the services provided by the Adviser, including the performance of the Portfolio; the Adviser's cost of providing the services; the extent to which the Adviser may realize "economies of scale" as the Portfolio grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser's relationship with the Portfolio; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser's service and fee. The Portfolio's Board is aware of these factors and takes them into account in its review of the Portfolio's advisory contract.

The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Portfolio and working with Federated on matters relating to the Federated funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Portfolio and the
Federated organization. Federated provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Adviser's investment philosophy, personnel, and processes; the Portfolio's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" funds), and comments on the reasons for performance; the Portfolio's expenses (including the advisory fee itself and the overall expense structure of the Portfolio, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Portfolio's portfolio securities; the nature and extent of the advisory and other services provided to the Portfolio by the Adviser and its affiliates; compliance and audit reports concerning the Federated funds and the Federated companies that service them; and relevant developments in the mutual fund industry and how the Federated funds and/or Federated are responding to them.

The Board also receives financial information about Federated, including reports on the compensation and benefits Federated derives from its relationships with the Federated funds. These reports cover not only the fees under the advisory contracts, but also fees received by Federated's subsidiaries for providing other services to the Federated funds under separate contracts (e.g., for serving as the Federated funds' administrator). The reports also discuss any indirect benefit Federated may derive from its receipt of research services from brokers who execute Federated fund trades.

The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every Federated fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each Federated fund, the Board does not approach consideration of every Federated fund's advisory contract as if that were the only Federated fund.




PORTFOLIO MANAGER INFORMATION

The following information about the Portfolio Managers is provided as of the end of the Portfolio's most recently completed fiscal year.

                               ------------------------------------
  Other Accounts Managed by      Total Number of Other Accounts
        Mark Durbiano                Managed / Total Assets*
-------------------------------------------------------------------
-------------------------------------------------------------------
    Registered Investment         8 funds / $ 3,306.31 million
          Companies
-------------------------------------------------------------------
-------------------------------------------------------------------
   Other Pooled Investment       3 portfolios / $462.95 million
           Vehicles
-------------------------------------------------------------------
-------------------------------------------------------------------
        Other Accounts            4 accounts / $166.17 million
-------------------------------------------------------------------

*None of the Accounts has an advisory fee that is based on the performance of the account.

Dollar value range of shares owned in the Portfolio:  none.

Mark Durbiano is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the manager's experience and performance. The annual incentive amount is determined based on multiple performance criteria using a Balanced Scorecard methodology, and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated. There are four weighted performance categories in the Balanced Scorecard. Investment Product Performance is the predominant factor. Of lesser importance are: Leadership/Teamwork/Communication, Client Satisfaction and Service and Financial Success. The total Balanced Scorecard "score" is applied against an annual incentive opportunity that is competitive in the market for this portfolio manager role to determine the annual incentive payment.

Investment Product Performance ("IPP") is measured on a rolling 1, 3 and 5 calendar year pre-tax gross return basis vs. the Portfolio's benchmark (i.e. Lehman Brothers U.S. Corporate High-Yield Bond Index), and on a rolling 3 and 5 calendar year pre-tax gross return basis vs. the Portfolio's designated peer group of comparable funds. These performance periods are adjusted if the portfolio manager has been managing a fund for less than five years; funds with less than one year of performance history under the portfolio manager are excluded. As noted above, Mr. Durbiano is also the portfolio manager for other accounts in addition to the Portfolio. Such other accounts may have different benchmarks. The performance of certain of these accounts is excluded when calculating IPP. The Balanced Scorecard IPP score is calculated with an equal weighting of each included account managed by the portfolio manager. Mr. Durbiano is a member of an Investment Team that establishes guidelines on various performance drivers (e.g., currency, duration, sector) for Taxable Fixed Income funds. A portion of the Investment Product Performance score is determined by Federated senior management's assessment of the team's contribution.

Leadership/Teamwork/Communication is assessed by the Chief Investment Officer in charge of the portfolio manager's group, with input from the portfolio manager's co-workers.

Client Satisfaction and Service is assessed by Federated's senior management based on the quality, amount and effectiveness of client support, with input from sales management.

Financial success is assessed to tie the portfolio manager's bonus, in part, to Federated's overall financial health. In making this assessment, Federated's senior management considers the following factors: growth of the portfolio manager's funds (assets under management and revenues), net fund flows relative to industry trends for the product category, supporting the appropriate number of funds to improve efficiency and enhance strong fund performance, growth in assets under management and revenues attributable to the portfolio manager's Department, and Departmental expense management. Although a number of these factors are quantitative in nature, the overall assessment for this category is based on management's judgment. The financial success score is lowered if Federated's overall financial targets are not achieved.


                               ------------------------------------
  Other Accounts Managed by      Total Number of Other Accounts
         Nathan Kehm                 Managed / Total Assets*
-------------------------------------------------------------------
-------------------------------------------------------------------
    Registered Investment         7 funds / $ 3,181.09 million
          Companies
-------------------------------------------------------------------
-------------------------------------------------------------------
   Other Pooled Investment           1 fund / $59.82 million
           Vehicles
-------------------------------------------------------------------
-------------------------------------------------------------------
        Other Accounts            2 accounts / $126.80 million
-------------------------------------------------------------------

*None of the Accounts has an advisory fee that is based on the performance of the account.

Dollar value range of shares owned in the Portfolio:  none.

Nathan Kehm is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. The annual incentive amount is determined based on multiple performance criteria using a Balanced Scorecard methodology, and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated. There are five weighted performance categories in the Balanced Scorecard. Investment Product Performance is the predominant factor. Of lesser importance are:
Leadership/Teamwork/Communication, Research Performance, Client Satisfaction and Service, and Financial Success. The total Balanced Scorecard "score" is applied against an annual incentive opportunity that is competitive in the market for this portfolio manager role to determine the annual incentive payment.

Investment Product Performance is measured on a rolling 1, 3 and 5 calendar year pre-tax gross return basis vs. the Portfolio's benchmark (i.e. Lehman Brothers U.S. Corporate High-Yield Bond Index), and on a rolling 3 and 5 calendar year pre-tax gross return basis vs. the Portfolio's designated peer group of comparable funds. These performance periods are adjusted if the portfolio manager has been managing a fund for less than five years; funds with less than one year of performance history under the portfolio manager are excluded. As noted above, Mr. Kehm is also the portfolio manager for other accounts in addition to the Portfolio. Such other accounts may have different benchmarks. The Investment Product Performance score is calculated with an equal weighting of: each account managed by Mr. Kehm, as well as certain additional accounts for which Mr. Kehm provides research and analytical support.

Leadership/Teamwork/Communication is assessed by the Chief Investment Officer in charge of the portfolio manager's group, with input from the portfolio manager's co-workers.

Research performance focuses on the quality of security recommendations, timeliness and other qualitative factors and is assessed by the Chief Investment Officer and other managers in the portfolio manager's group.

Client Satisfaction and Service is assessed by Federated's senior management based on the quality, amount and effectiveness of client support activities, with input from sales management.

Financial success is assessed to tie the portfolio manager's bonus, in part, to Federated's overall financial health. In making this assessment, Federated's senior management considers the following factors: growth of the portfolio manager's funds (assets under management and revenues), net fund flows relative to industry trends for the product category, supporting the appropriate number of funds to improve efficiency and enhance strong fund performance, growth in assets under management and revenues attributable to the portfolio manager's Department, and Departmental expense management. Although a number of these factors are quantitative in nature, the overall assessment for this category is based on management's judgment. The financial success score is lowered if Federated's overall financial targets are not achieved.

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Portfolio. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute fund portfolio trades and/or specific uses of commissions from the Portfolio's trades (for example, research, or "soft dollars"). The Adviser has structured the portfolio managers' compensation in a manner, and the Portfolio has adopted policies and procedures, reasonably designed to safeguard the Portfolio from being negatively affected as a result of any such potential conflicts.



SERVICES AGREEMENT

Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Portfolio.



OTHER RELATED SERVICES

Affiliates of the Adviser may, from time to time, provide certain electronic equipment and software to institutional customers in order to facilitate the purchase of Portfolio Shares offered by the placement agent.

CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING

As required by SEC rules, the Portfolio, its Adviser, and its placement agent have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Portfolio Trustees, and certain other employees. Although they do permit these people to trade in securities, including those that the Portfolio could buy, as well as Shares of the Portfolio, they also contain significant safeguards designed to protect the Portfolio and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.



VOTING PROXIES ON PORTFOLIO SECURITIES

The Board has delegated to the Adviser authority to vote proxies on the securities held in the Portfolio's portfolio. The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.

Proxy Voting Policies

The Adviser's general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted. Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company; increase the rights or preferences of the voted securities; and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for proposals to: require independent tabulation of proxies and/or confidential voting by shareholders; reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted); and repeal a shareholder rights plan (also known as a "poison pill"). The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; for proposals to grant preemptive rights to the securities being voted; and against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients' interests with the interests of shareholders without creating undue dilution; and against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction. The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies. Some transactions may also involve proposed changes to the company's corporate governance, capital structure or management compensation. The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election. In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board. For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.

The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company's board. The Adviser believes that a company's board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting. For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares "illiquid" for some period of time), the Adviser will not vote proxies for such shares.

Proxy Voting Procedures

The Adviser has established a Proxy Voting Committee (Proxy Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. The Adviser has hired Investor Responsibility Research Center (IRRC) to obtain, vote, and record proxies in accordance with the Proxy Committee's directions. The Proxy Committee directs IRRC by means of Proxy Voting Guidelines, and IRRC may vote any proxy as directed in the Proxy Voting Guidelines without further direction from the Proxy Committee (and may make any determinations required to implement the Proxy Voting Guidelines). However, if the Proxy Voting Guidelines require case-by-case direction for a proposal, IRRC will provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to IRRC. The Adviser's proxy voting procedures generally permit the Proxy Committee to amend the Proxy Voting Guidelines, or override the directions provided in such Guidelines, whenever necessary to comply with the proxy voting policies.



Conflicts of Interest

The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Portfolio (and its shareholders) and those of the Adviser or placement agent. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote. A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an "Interested Company."



The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes. Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication. Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted. If the Proxy Voting Guidelines already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Proxy Voting Guidelines require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Portfolio's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.

If the Portfolio holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Portfolio's proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders' meeting called by such investment company, unless otherwise directed by the Board.



Proxy Voting Report

A report on "Form N-PX" of how the Portfolio voted any proxies during the most recent 12-month period ended June 30 is available from the EDGAR database on the SEC's website at www.sec.gov.


PORTFOLIO HOLDINGS INFORMATION

The Portfolio's Annual and Semi-Annual reports, which contain complete listings of the Portfolio's holdings as of the end of the Portfolio's second and fourth fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. The summary portfolio composition information may include identification of the Portfolio's top ten holdings, recent purchase and sale transactions and a percentage breakdown of the portfolio by type of sector and credit quality.

The disclosure policy of the Portfolio and the Adviser prohibits the disclosure of portfolio holdings information to any investor or intermediary before the same information is made available to other investors. Employees of the Adviser or its affiliates who have access to nonpublic information concerning the Portfolio's holdings are prohibited from trading securities on the basis of this information. Such persons must report all personal securities trades and obtain pre-clearance for all personal securities trades other than mutual fund shares.

Firms that provide administrative, custody, financial, accounting, legal or other services to the Portfolio may receive nonpublic information about Portfolio holdings for purposes relating to their services. The Portfolio may also provide portfolio holdings information to publications that rate, rank or otherwise categorize investment companies and to commodities exchange clearing corporations in connection with qualifying the Portfolio's Shares for use as margin collateral. Traders or portfolio managers may provide "interest" lists to facilitate portfolio trading if the list reflects only that subset of the portfolio for which the trader or portfolio manager is seeking market interest. A list of service providers, publications and other third parties who may receive nonpublic portfolio holdings information appears in the Appendix to this SAI.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental or regulatory personnel) requires the prior approval of the President of the Adviser and of the Chief Compliance Officer of the Portfolio. The President of the Adviser and the Chief Compliance Officer will approve the furnishing of nonpublic portfolio holdings information to a third party only if they consider the furnishing of such information to be in the best interests of the Portfolio and its shareholders. In that regard, and to address possible conflicts between the interests of Portfolio shareholders and those of the Adviser and its affiliates, the following procedures apply. No consideration may be received by the Portfolio, the Adviser, any affiliate of the Adviser or any of their employees in connection with the disclosure of portfolio holdings information. Before information is furnished, the third party must sign a written agreement that it will safeguard the confidentiality of the information, will use it only for the purposes for which it is furnished and will not use it in connection with the trading of any security. Persons approved to receive nonpublic portfolio holdings information will receive it as often as necessary for the purpose for which it is provided. Such information may be furnished as frequently as daily and often with no time lag between the date of the information and the date it is furnished. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purposes for which it is furnished.



PRINCIPAL UNDERWRITER

The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

ADMINISTRATOR

Federated Administrative Services (FAS), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. FAS provides these at the following annual rate of the average aggregate daily net assets of all Federated funds as specified below:



                           Average Aggregate Daily
      Maximum                 Net Assets of the
 Administrative Fee            Federated Funds
    0.150 of 1%            on the first $5 billion
    0.125 of 1%             on the next $5 billion
    0.100 of 1%            on the next $10 billion
    0.075 of 1%           on assets over $20 billion

The administrative fee received during any fiscal year shall be at least $150,000 per portfolio. FAS may voluntarily waive a portion of its fee and may reimburse the Portfolio for expenses.



FAS also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.


CUSTODIAN

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.




TRANSFER AGENT AND DIVIDEND DISBURSING AGENT
State Street Bank and Trust Company, the Portfolio's registered transfer agent, maintains all necessary shareholder records.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the Portfolio, Ernst & Young LLP, conducts its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require it to plan and perform its audits to provide reasonable assurance about whether the Portfolio's financial statements and financial highlights are free of material misstatement.



Brokerage Allocation and Other Practices


BROKERAGE TRANSACTIONS

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser may select brokers and dealers based on whether they also offer research services (as described below). The Adviser may also direct certain portfolio trades to a broker that, in turn, pays a portion of the Portfolio's operating expenses. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.

Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. Except as noted below, when the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio. Investments for Federated Kaufmann Fund and other accounts managed by that fund's portfolio managers in initial public offerings ("IPO") are made independently from any other accounts, and much of their non-IPO trading may also be conducted independently from other accounts.


RESEARCH SERVICES

Research services may include advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services may be used by the Adviser or by affiliates of Federated in advising other accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting those brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.





Capital Stock and Other Securities

CAPITAL STOCK

Holders of the Portfolio's shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value (NAV) with no charge.



MASSACHUSETTS PARTNERSHIP LAW

Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Trust. To protect its shareholders, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Trust.

In the unlikely event a shareholder is held personally liable for the Trust's obligations, the Trust is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Trust. Therefore, financial loss resulting from liability as a shareholder will occur only if the Trust itself cannot meet its obligations to indemnify shareholders and pay judgments against them.




PORTFOLIO TURNOVER

The Portfolio will not attempt to seek or meet a portfolio turnover rate since any turnover would be incidental to transactions undertaken in an attempt to achieve the Portfolio's investment objective. For the fiscal years ended December 31, 2004 and 2003, the portfolio turnover rates were 43% and 38%, respectively.

Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

OFFERING PRICE
The Portfolio's NAV per Share fluctuates and is based on the market value of all securities and other assets of the Portfolio.

Market values of the Portfolio's portfolio securities are determined as follows:

o for equity securities, according to the last sale price in the market in which they are primarily traded (either a national securities exchange or the OTC market), if available;

o in the absence of recorded sales for equity securities, according to the mean between the last closing bid and asked prices;



o futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. Options traded in the OTC market are generally valued according to the mean between the last bid and the last asked price for the option as provided by an investment dealer or other financial institution that deals in the option. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value;



o for fixed income securities, according to the mean between bid and asked prices as furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; and



o for all other securities at fair value as determined in accordance with procedures established by and under the general supervision of the Board.



Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker/dealers or other financial institutions that trade the securities.

REDEMPTION-IN-KIND

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

Taxation of the Portfolio

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will be subject to federal corporate income tax.

The Portfolio will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust's other portfolios will be separate from those realized by the Portfolio.

Financial Statements

The Financial Statements for the Portfolio for the fiscal year ended December 31, 2004 are incorporated herein by reference to the Annual Report to shareholders of High-Yield Bond Portfolio dated December 31, 2004.



Investment Ratings



STANDARD AND POOR'S LONG-TERM DEBT RATING DEFINITIONS

AAA--Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA--Very high credit quality. 'AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A--High credit quality. 'A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB--Good credit quality. 'BBB' ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

BB--Speculative. 'BB' ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B--Highly speculative. 'B' ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favourable business and economic environment.

CCC, CC, C--High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favourable business or economic developments. A 'CC' rating indicates that default of some kind appears probable. 'C' ratings signal imminent default.


MOODY'S INVESTORS SERVICE LONG-TERM DEBT RATINGS

Aaa-- Bonds and preferred stock which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa-- Bonds and preferred stock which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

A-- Bonds and preferred stock which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

NR--Indicates that both the bonds and the obligor or credit enhancer are not currently rated by S&P or Moody's with respect to short-term indebtedness. However, management considers them to be of comparable quality to securities rated A-1 or P-1.

NR(1)--The underlying issuer/obligor/guarantor has other outstanding debt rated AAA by S&P or Aaa by Moody's.

NR(2)--The underlying issuer/obligor/guarantor has other outstanding debt rated AA by S&P or Aa by Moody's.

NR(3)--The underlying issuer/obligor/guarantor has other outstanding debt rated A by S&P or Moody's.


MOODY'S INVESTORS SERVICE COMMERCIAL PAPER RATINGS

Prime-1--Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structure with moderate reliance on debt and ample asset protection, broad margins in earning coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2--Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.


STANDARD AND POOR'S COMMERCIAL PAPER RATINGS

A-1-- A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2-- A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.


FITCH RATINGS COMMERCIAL PAPER RATING DEFINITIONS

F-1--Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under their national rating scale, this rating is assigned to the "best" credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the sovereign state. Where the credit risk is particularly strong, a "+" is added to the assigned rating.

F-2-- Indicates a satisfactory capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, the margin of safety is not as great as in the case of the higher ratings.





Addresses

High-Yield Bond Portfolio
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779

Investment Adviser
Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Custodian, Transfer Agent and Dividend Disbursing Agent

State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600




Independent Registered Public Accounting Firm


Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072



Appendix

The following is a list of persons other than the Adviser and its affiliates that may receive nonpublic portfolio holdings information concerning the
Portfolio:


Custodian
State Street Bank and Trust Company


Securities Lending Agent
HSBC
State Street Bank and Trust Company


Independent Registered Public Accounting Firm
Ernst & Young LLP


Legal Counsel
Dickstein Shapiro Moran & Oshinsky LLP
Reed Smith LLP


Service Providers
Bloomberg
FactSet
Institutional Shareholder Services, Inc.
Wilshire Associates, Inc.


Security Pricing Services
FT Interactive Data
Reuters


Ratings Agencies
Standard & Poor's


Performance Reporting/Publications
Fidelity-Strategic Advisors
Lipper, Inc.
Morningstar, Inc.
Morningstar Associates
NASDAQ
Value Line
Wiesenberger/Thomson Financial


Other
Investment Company Institute





Cusip 31409N101

30131 (4/04)


































FEDERATED CORE TRUST





Prospective Investor ____________________             Copy #







CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



FEDERATED MORTGAGE CORE PORTFOLIO


April 29, 2005













Investment Adviser
FEDERATED INVESTMENT MANAGEMENT COMPANY


Placement Agent
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222


Do Not Copy or Circulate


FEDERATED CORE TRUST


------------------------------------------------------------------------------

------------------------------------------------------------------------------




Federated Mortgage Core Portfolio






CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
------------------------------------------------------------------------------

April 29, 2005

A Confidential Statement of Additional Information (SAI) with respect to Federated Mortgage Core Portfolio (Portfolio), a portfolio of Federated Core Trust (Trust), with the same date has been filed with the Securities and Exchange Commission (SEC), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, and are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (1933 Act), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of shares may be made unless the shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This Confidential Private Offering Memorandum has been prepared on a confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

                      FEDERATED MORTGAGE CORE PORTFOLIO
                     A Portfolio of Federated Core Trust
                   CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                    Part A
                    (information required in a prospectus)

                                April 29, 2005
------------------------------------------------------------------------------


Please read this Confidential Private Offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase shares of the Portfolio, a prospective investor must satisfactorily complete and execute the Subscription Agreement and deliver it to the Portfolio's Transfer Agent.

Items 1, 2, 3 and 8 of Part A are omitted pursuant to Item B(2)(b) of the General Instructions to Form N-1A.

Investment Objective, Principal Investment Strategies and Related Risks

Investment Objective
The investment objective of the Portfolio is to provide total return. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this offering memorandum.

   Investment Strategy
   The Portfolio pursues its investment objective by investing primarily in mortgage-backed securities, including collateralized mortgage obligations
(CMOs).

   The Portfolio's investment adviser (Adviser) manages the portfolio by targeting a dollar-weighted average duration relative to that of the Lehman Brothers Mortgage-Backed Securities Index. Duration measures the price sensitivity of a portfolio of fixed income securities to changes in interest rates. The Adviser targets this range based upon its interest rate outlook. The Adviser formulates its interest rate outlook by analyzing a variety of factors, such as:

o     current and expected U.S. economic growth,
o     current and expected interest rates and inflation,
o     the Federal Reserve Board's monetary policy, and
o     changes in the supply of or demand for U.S. government securities.

   The Adviser generally shortens the Portfolio's average duration when it expects interest rates to rise and extends the duration when it expects interest rates to fall.

   The Adviser selects securities used to lengthen or shorten the Portfolio's average duration by comparing the returns currently offered by different investments to their historical and expected returns. In selecting mortgage-backed securities, including CMOs, the analysis also focuses on the expected cash flows from the pool of mortgage obligations supporting the security. The Adviser attempts to assess the relative returns and risks of these securities by analyzing how the timing, amount and division of cash flows from the pool might change in response to changing economic and market conditions. The Adviser may use CMOs with more predictable cash flows (such as sequential pay, planned amortization class and targeted amortization class) to improve the Portfolio's performance in volatile markets. The Adviser may also use combinations of CMOs or CMOs and pass-through certificates to provide a higher yielding investment with market risks similar to a pass-through certificate or a Treasury security. The combination may involve different mortgage pools. Unanticipated differences in prepayment rates of the pools may reduce the return of the combined investment. Combinations may also include CMOs (such as IOs, POs and Inverse Floaters) that have complex terms or less predictable cash flows.

  In addition to buying mortgage-backed securities outright, the Portfolio may acquire securities on a "to be announced" basis in order to enhance yield. The Portfolio engages in dollar roll transactions to increase income. The Portfolio uses repurchase agreements to secure its obligations in these transactions.

   Because the Portfolio refers to mortgage investments in its name, it will notify shareholders at least 60 days in advance of any change in its investment policies that would enable the Portfolio to normally invest less than 80% of its assets in mortgage investments.


SECURITIES AND TECHNIQUES

FIXED INCOME SECURITIES pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio principally invests:

Agency Securities are issued or guaranteed by a federal agency or other government sponsored entity (GSE) acting under federal authority. Some GSE securities are supported by the full faith and credit of the United States. These include the Government National Mortgage Association, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmer's Home Administration, Federal Financing Bank, General Services Administration, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation and Washington Metropolitan Area Transit Authority Bonds.

Other GSE securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, and Tennessee Valley Authority in support of such obligations.

A few GSE securities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. These include the Farm Credit System, Financing Corporation and Resolution Funding Corporation.

Investors regard agency securities as having low credit risks, but not as low as Treasury securities.

A Portfolio treats mortgage-backed securities guaranteed by a GSE as if issued or guaranteed by a federal agency. Although such a guarantee protects against credit risks, it does not reduce market and prepayment risks.



Mortgage-Backed Securities represent interests in pools of mortgages. The mortgages that comprise a pool normally have similar interest rates, maturities and other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs.

Mortgage-backed securities come in a variety of forms. The simplest forms of mortgage backed securities are pass-through certificates. Holders of pass-through certificates receive a pro rata share of all net interest and principal payments from the underlying mortgages. As a result, the holders assume all interest rate and prepayment risks of the underlying mortgages. Other mortgage-backed securities may have more complicated financial structures.

The Portfolio may invest in both agency mortgage-backed securities and in mortgage-backed securities that are issued by a private entity. Securities issued by private entities must be rated investment grade by one or more nationally recognized statistical rating organizations (NRSROs). The ability to invest in securities issued by a private entity creates credit risk.



COLLATERALIZED MORTGAGE OBLIGATIONS, including interests in real estate mortgage investment conduits (REMICs), allocate payments and prepayments from an underlying pass-through certificate among holders of different classes of mortgage-backed securities. This creates different prepayment and interest rate risks for each CMO class.

SEQUENTIAL CMOS. In a sequential pay CMO, one class of CMOs receives all principal payments and prepayments. The next class of CMOs receives all principal payments after the first class is paid off. This process repeats for each sequential class of CMO. As a result, each class of sequential pay CMOs reduces the prepayment risks of subsequent classes.

PACS, TACS AND COMPANION CLASSES. More sophisticated CMOs include planned amortization classes (PACs) and targeted amortization classes (TACs). PACs and TACs are issued with companion classes. PACs and TACs receive principal payments and prepayments at a specified rate. The companion classes receive principal payments and prepayments in excess of the specified rate. In addition, PACs will receive the companion classes' share of principal payments, if necessary, to cover a shortfall in the prepayment rate. This helps PACs and TACs to control prepayment risks by increasing the risks to their companion classes.

IOS AND POS. CMOs may allocate interest payments to one class (Interest Only or IOs) and principal payments to another class (Principal Only or POs). POs increase in value when prepayment rates increase. In contrast, IOs decrease in value when prepayments increase, because the underlying mortgages generate less interest payments. However, IOs tend to increase in value when interest rates rise (and prepayments decrease), making IOs a useful hedge against interest rate risks.

FLOATERS AND INVERSE FLOATERS. Another variant allocates interest payments between two classes of CMOs. One class (Floaters) receives a share of interest payments based upon a market index such as the London Interbank Offered Rate. The other class (Inverse Floaters) receives any remaining interest payments from the underlying mortgages. Floater classes receive more interest (and Inverse Floater classes receive correspondingly less interest) as interest rates rise. This shifts prepayment and interest rate risks from the Floater to the Inverse Floater class, reducing the price volatility of the Floater class and increasing the price volatility of the Inverse Floater class.

Z CLASSES. CMOs must allocate all payments received from the underlying mortgages to some class. To capture any unallocated payments, CMOs generally have an accrual (Z) class. Z classes do not receive any payments from the underlying mortgages until all other CMO classes have been paid off. Once this happens, holders of Z class CMOs receive all payments and prepayments. Similarly, REMICs have residual interests that receive any mortgage payments not allocated to another REMIC class.

The degree of increased or decreased prepayment risks depends upon the structure of the CMOs. However, the actual returns on any type of mortgage-backed security depend upon the performance of the underlying pool of mortgages, which no one can predict and will vary among pools.


DERIVATIVE CONTRACTS are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, commodities, currencies, financial indices or other assets or instruments. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset or instrument. The other party to a derivative contract is referred to as a counterparty.
Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

The Portfolio may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Portfolio and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.

Depending on how the Portfolio uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset or instrument, derivative contracts may increase or decrease the Portfolio's exposure to interest rate, and may also expose the fund to liquidity and leverage risks. OTC contracts also expose the Portfolio to credit risks in the event that a counterparty defaults on the contract.

The Portfolio may trade in the following types of derivative contracts, including combinations thereof:

Futures Contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Portfolio has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded OTC are frequently referred to as forward contracts. The Portfolio can buy or sell financial futures.

Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including financial indices, individual securities, and other derivative instruments, such as futures contracts.

CALL OPTIONS
A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. The Portfolio may use call options in the following ways:

o Buy call options on financial futures in anticipation of an increase in the value of the underlying asset or instrument; and

o Write call options on financial futures to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Portfolio is exercised, the Portfolio foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.

PUT OPTIONS
A put option gives the holder the right to sell the underlying asset to the writer of the option. The Portfolio may use put options in the following ways:

o Buy put options on financial futures in anticipation of a decrease in the value of the underlying asset; and

o Write put options on financial futures to generate income from premiums, and in anticipation of an increase or only limited decrease in the value of the underlying asset. In writing puts, there is a risk that the Portfolio may be required to take delivery of the underlying asset when its current market price is lower than the exercise price.

The Portfolio may also buy or write options, as needed, to close out existing option positions.

Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms. Common types of swaps in which the Portfolio may invest include:

INTEREST RATE SWAPS are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the London Interbank Offered Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.

TOTAL RATE OF RETURN SWAPS are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset.

Investment Ratings for Investment Grade Securities
The Adviser will determinate whether a security is investment grade based upon the credit ratings given by one or more NRSROs. For example, Standard and Poor's assigns ratings to investment grade securities (AAA, AA, A and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade.


SPECIAL TRANSACTIONS

Repurchase Agreements are transactions in which the Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Portfolio's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Portfolio will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.

The Portfolio's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

Repurchase agreements are subject to credit risks.

Delayed Delivery Transactions, including when issued transactions, are arrangements in which the Portfolio buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to buy the securities and reflects their value in determining the price of its Shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, delayed delivery transactions create interest rate risks for the Portfolio. Delayed delivery transactions also involve credit risks in the event of a counterparty default.

To Be Announced Securities (TBAs). As with other delayed delivery transactions, a seller agrees to issue a TBA security at a future date. However, the seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms. For example, in a TBA mortgage-backed transaction, the Portfolio and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. The seller would not identify the specific underlying mortgages until it issues the security. TBA mortgage-backed securities increase interest rate risks because the underlying mortgages may be less favorable than anticipated by the Portfolio.

Dollar Rolls are transactions where the Portfolio sells mortgage-backed securities with a commitment to buy similar, but not identical, mortgage-backed securities on a future date at a lower price. Normally, one or both securities involved are TBA mortgage-backed securities. Dollar rolls are subject to interest rate risks and credit risks.

Securities Lending. The Portfolio may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Portfolio receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Portfolio the equivalent of any dividends or interest received on the loaned securities.

The Portfolio will reinvest cash collateral in securities that qualify as an acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of cash collateral.

Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Portfolio may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

Securities lending activities are subject to interest rate risks and credit risks.

Asset Coverage. In order to secure its obligations in connection with derivative contracts or special transactions, the Portfolio will either own the underlying assets, enter into an offsetting transaction or set aside readily marketable securities with a value that equals or exceeds the Portfolio's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations entering into an offsetting derivative contract or terminating a special transaction. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.

Temporary Defensive Investments. The Portfolio may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Portfolio to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.

INVESTMENT RISKS

Interest Rate Risks
o Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

Credit Risks
o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.



o Many fixed income securities receive credit ratings from NRSROs such as Standard & Poor's and Moody's Investors Service. These NRSROs assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.



o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

o Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.

Prepayment Risks
o Unlike traditional fixed income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on mortgage-backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment, refinancing, or foreclosure of the underlying loans. These unscheduled prepayments of principal create risks that can adversely affect a Portfolio holding mortgage-backed securities.

   For example, when interest rates decline, the values of mortgage-backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Portfolio would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage-backed securities.

   Conversely, when interest rates rise, the values of mortgage-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of mortgage-backed securities, and cause their value to decline more than traditional fixed income securities.

o Generally, mortgage-backed securities compensate for the increased risk associated with prepayments by paying a higher yield. The additional interest paid for risk is measured by the difference between the yield of a mortgage-backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread). An increase in the spread will cause the price of the mortgage-backed security to decline. Spreads generally increase in response to adverse economic or market conditions. Spreads may also increase if the security is perceived to have an increased prepayment risk or is perceived to have less market demand.

o If a fixed income security is called, the Portfolio may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Leverage Risks
o Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

Risks of Investing in Derivative Contracts
o The Portfolio's use of derivative contracts involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts in which the Portfolio invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivatives contracts may be mispriced or improperly valued and, as a result, the Portfolio may need to make increased cash payments to the counterparty. Finally, derivative contracts may cause the Portfolio to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts may also involve other risks described in this prospectus, such as interest rate, credit, liquidity and leverage risks.



Liquidity Risks
o Trading opportunities are more limited for CMOs that have complex terms or that are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a when it wants to. If this happens, the Portfolio will be required to continue to hold the security and the Portfolio could incur losses.

Risks Associated with Complex CMOs
o CMOs with complex or highly variable prepayment terms, such as companion classes, IOs, POs, Inverse Floaters and residuals, generally entail greater interest rate, prepayment and liquidity risks than other mortgage-backed securities. For example, their prices are more volatile and their trading market may be more limited.


Share Ownership Concentration Risks
A majority of the Portfolio's Shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Portfolio simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the Share trading activities of these shareholders could disrupt the Portfolio's investment strategies which could have adverse consequences for the Portfolio and other shareholders (e.g., by requiring the Portfolio to sell investments at inopportune times or causing the Portfolio to maintain larger-than-expected cash positions pending acquisition of investments).






Management Organization and Capital Structure

Investment Adviser
A Board of Trustees (the "Board") governs the Trust. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Trust. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Adviser will not receive a fee for its investment advisory services.

The Adviser and other subsidiaries of Federated advise approximately 133 equity, fixed income and money market mutual funds as well as a variety of customized separately managed accounts, which totaled approximately $179 billion in assets as of December 31, 2004. Federated was established in 1955 and is one of the largest investment managers in the United States with approximately 1,385 employees. Federated provides investment products to more than 5,700 investment professionals and institutions.

Portfolio Management Information

Todd A. Abraham
Todd A. Abraham has been the primary Portfolio Manager of the Portfolio since inception. Mr. Abraham has been a Vice President of the Adviser since July 1997. Mr. Abraham joined Federated Investors in 1993 as an Investment Analyst and served as Assistant Vice President from 1995 to 1997. Mr. Abraham served as a Portfolio Analyst at Ryland Mortgage Co. from 1992 to 1993. Mr. Abraham is a Chartered Financial Analyst and received his M.B.A. in finance from Loyola College.

Donald T. Ellenberger
Donald T. Ellenberger has been designated as a back-up Portfolio Manager for the Portfolio, and as such does not have primary responsibility for the day-to-day management of the portfolio. Mr. Ellenberger joined Federated in 1996 as a Portfolio Manager and a Vice President of a Federated advisory subsidiary. He became a Senior Vice President of the Portfolio's Adviser in January 2005 and served as a Vice President of the Portfolio's Adviser from 1997 through 2004. From 1986 to 1996, he served as a Trader/Portfolio Manager for Mellon Bank, N.A. Mr. Ellenberger received his M.B.A. in Finance from Stanford University.

The Portfolio's SAI provides additional information about the primary Portfolio Manager's compensation, management of other accounts, and ownership of securities in the Portfolio.



Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Pricing of Portfolio Shares
The net asset value (NAV) of the Portfolio is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the New York Stock Exchange (NYSE) is open.

The NAV per Share of the Portfolio is computed by dividing the value of the Portfolio's assets, less all liabilities, by the total number of Shares outstanding.




The Portfolio generally values fixed income securities according to prices furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost. For mortgage-backed securities, prices furnished by the independent pricing service are based on the aggregate investment value of the projected cash flows to be generated by the security. For other fixed income securities, prices furnished by an independent pricing service are intended to be indicative of the mean between the bid and asked prices currently offered to institutional investors for the securities. If prices are not available from an independent pricing service, securities traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the security as provided by an investment dealer or other financial institution that deals in the security.

Where a last sale price or market quotation for a portfolio security is not readily available, and no independent pricing service furnishes a price, the value of the security used in computing NAV is its fair value as determined in good faith under procedures approved by the Portfolio's Board. The Portfolio may use the fair value of a security to calculate its NAV when, for example, (1) a portfolio security is not traded in a public market or the principal market in which the security trades is closed, (2) trading in a portfolio security is suspended and not resumed prior to the normal market close, (3) a portfolio security is not traded in significant volume for a substantial period, or (4) the Portfolio's Adviser determines that the quotation or price for a portfolio security provided by a dealer or independent pricing service is inaccurate.

Fair valuation procedures are also used where a significant event affecting the value of a portfolio security is determined to have occurred between the time as of which the price of the portfolio security is determined and the NYSE closing time as of which the Portfolio's NAV is computed. An event is considered significant if there is both an affirmative expectation that the security's value will change in response to the event and a reasonable basis for quantifying the resulting change in value. Significant events include significant general securities market movements occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE. For domestic fixed income securities, such events may occur where the cut-off time for the market information used by the independent pricing service is earlier than the end of regular trading on the NYSE. For securities normally priced at their last sale price in a foreign market, such events can occur between the close of trading in the foreign market and the close of trading on the NYSE. In such cases, use of fair valuation can reduce an investor's ability to seek to profit by estimating the Portfolio's NAV in advance of the time as of which NAV is calculated.

In some cases, events affecting the issuer of a portfolio security may be considered significant events. Announcements concerning earnings, acquisitions, new products, management changes, litigation developments, a strike or natural disaster affecting the company's operations or regulatory changes or market developments affecting the issuer's industry occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE are examples of potentially significant events. For securities of foreign issuers, such events could also include political or other developments affecting the economy or markets in which the issuer conducts its operations or its securities are traded.

There can be no assurance that the Portfolio could purchase or sell a portfolio security at the price used to calculate the Portfolio's NAV. In the case of fair valued portfolio securities, lack of information and uncertainty as to the significance of information may lead to a conclusion that a prior valuation is the best indication of a portfolio security's present value. Fair valuations generally remain unchanged until new information becomes available. Consequently, changes in the fair valuation of portfolio securities may be less frequent and of greater magnitude than changes in the price of portfolio securities valued by an independent pricing service, or based on market quotations.


Frequent Trading Policies
Frequent or short-term trading into and out of the Portfolio can have adverse consequences for the Portfolio and its shareholders who use the Portfolio as a long-term investment vehicle. Such trading in significant amounts can disrupt the Portfolio's investment strategies (e.g., by requiring it to sell investments at inopportune times or maintain excessive short-term cash positions to support redemptions), increase brokerage and administrative costs and affect the timing and amount of taxable gains distributed by the Fund. Investors engaged in such trading may also seek to profit by anticipating changes in the Portfolio's NAV in advance of the time as of which NAV is calculated. The Portfolio is designed as an investment vehicle exclusively for "accredited investors", such as other investment companies, insurance company separate accounts and similar organizations. The Portfolio is designed primarily for use by other funds managed by the Adviser and its affiliates as a substitute for direct investment in the types of securities held by the Portfolio. Given the limitation on the types of shareholders who may invest in the Portfolio, and the expected role the Portfolio will play helping to efficiently diversify their investment portfolios, the Portfolio 's Adviser does not anticipate frequent or short-term trading in amounts that would be reasonably likely to have adverse consequences for the Portfolio. For these reasons and given the sophistication of the Portfolio's investors, the Portfolio's Board has not adopted policies and procedures to discourage frequent trading or short-term trading into and out of the Portfolio.


Portfolio Holdings Information
The Portfolio's Annual and Semi-Annual reports, which contain complete listings of the Portfolio's portfolio holdings as of the end of the Portfolio's second and fourth fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. The summary portfolio composition information may include identification of the Portfolio's top ten holdings, recent purchase and sale transactions and percentage breakdowns of the portfolio by type of security.



Purchase of Portfolio Shares
Shares of the Portfolio may be purchased any day the NYSE is open.



Purchases should be made in accordance with procedures established by the Portfolio's Transfer Agent, State Street Bank and Trust Company.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Portfolio's Transfer Agent.



Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

There is no minimum required initial or subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Redemption of Portfolio Shares
Shares of the Portfolio may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o     to allow a purchase order to clear;
o     during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

Redemption in Kind
Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Confirmations and Account Statements
Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends and capital gains paid. The Trust will not issue share certificates.

Dividends and Distributions
The Portfolio declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Portfolio receives the check. In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.

Tax Consequences
Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be both dividends and capital gains. Redemptions are taxable sales.


Legal Proceedings


Like many other mutual fund companies, in September 2003, Federated Investors, Inc., the parent company of the Federated funds' advisers and distributor (collectively, "Federated"), received detailed requests for information on shareholder trading activities in the Federated funds ("Funds") from the SEC, the New York State Attorney General, and the National Association of Securities Dealers. Since that time, Federated has received additional inquiries from regulatory authorities on these and related matters, and more such inquiries may be received in the future.

As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another Federated fund. The investigation has also identified inadequate procedures which permitted a limited number of investors (including several employees) to engage in undetected frequent trading activities and/or the placement and acceptance of orders to purchase shares of fluctuating net asset value funds after the funds' closing times. Federated has issued a series of press releases describing these matters in greater detail and emphasizing that it is committed to compensating the Funds for any detrimental impact these transactions may have had on them. In that regard, on February 3, 2004, Federated and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact. The press releases and related communications are available in the "About Us" section of Federated's website at FederatedInvestors.com, and any future press releases on this subject will also be posted there.

Shortly after Federated's first public announcement concerning the foregoing matters, and notwithstanding Federated's commitment to taking remedial actions, Federated and various Funds were named as defendants in several class action lawsuits now pending in the United States District Court for the District of Maryland seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.

Federated and various Funds have also been named as defendants in several additional lawsuits, the majority of which are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and Rule 12b-1 fees, and seeking damages of unspecified amounts.

The board of the Funds has retained the law firm of Dickstein Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits. Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these recent lawsuits and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.



Distribution Arrangements

Federated Securities Corp. is the Trust's Placement Agent. It receives no fee for its services.


A Statement of Additional Information (SAI) dated April 29 2005, is incorporated by reference into this prospectus. Additional information about the Portfolio and its investments is contained in the Portfolio's SAI and Annual and Semi-Annual Reports to shareholders as they become available. The Annual Report's Management's Discussion of Portfolio Performance discusses market conditions and investment strategies that significantly affected the Portfolio's performance during its last fiscal year. The SAI contains a description of the Portfolio's policies and procedures with respect to the disclosure of its portfolio securities. Because the Portfolio is offered on a private placement basis, the Prospectus, SAI and Annual and Semi-Annual Reports are not available on Federated's website.


You can obtain information about the Portfolio (including the SAI) by writing to or visiting the SEC's Public Reference Room in Washington, DC. You may also access Portfolio information from the EDGAR Database on the SEC's website at www.sec.gov. You can purchase copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102. Call 1-202-942-8090 for information on the Public Reference Room's operations and copying fees.

































Cusip 31409N200

30127 (4/05)
























                      FEDERATED MORTGAGE CORE PORTFOLIO
                     A Portfolio of Federated Core Trust
                   CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                    Part B
       (information required in a Statement of Additional Information)

                                April 29, 2005

This Part B is not a prospectus. Read this Part B in conjunction with the Part A for Federated Mortgage Core Portfolio (Portfolio) dated April 29, 2005. This Part B incorporates by reference the Portfolio's Annual Report. Obtain Part A or the Annual Report without charge by calling 1-800-341-7400.





Table of Contents
Portfolio History                               2
Investments, Techniques, Risks and Limitations  2
Account and Share Information                   8
Management of the Trust                         8
Investment Advisory and Other Services          13
Brokerage Allocation and Other Practices        19
Capital Stock and Other Securities              19
Shareholder Information                         20
Taxation of the Portfolio                       20
Financial Statements                            21
Investment Ratings                              21
Addresses                                       23
Appendix                                        24













Portfolio History

The Portfolio is a diversified portfolio of Federated Core Trust (the Trust). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The Portfolio's investment adviser is Federated Investment Management Company (Adviser).


Investments, Techniques, Risks and Limitations




SECURITIES DESCRIPTIONS AND TECHNIQUES
In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

FIXED INCOME SECURITIES pay interest, dividends, or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio invests:

Treasury Securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest credit risks.

Zero Coupon Securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate risks and credit risks of a zero coupon security.

There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process known as coupon stripping. Treasury STRIPs, IOs and POs are the most common forms of stripped zero coupon securities. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.

Mortgage Related Asset-Backed Securities. Asset-backed securities are payable from pools of obligations other than mortgages. Most asset-backed securities involve consumer or commercial debts. The Portfolio will purchase only mortgage-related asset-backed securities such as home equity loans, second mortgages and manufactured housing obligations. Asset-backed securities have prepayment risks. Like CMOs, asset-backed securities may be structured like floaters, inverse floaters, IOs and POs.

Like mortgage-backed securities, asset-backed securities may be issued by a private entity and, although these securities must be rated investment grade, they present credit risk.





DERIVATIVE CONTRACTS are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

For example, the Portfolio could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, the Portfolio realizes a gain; if it is less, the Portfolio realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent the Portfolio from closing out a position. If this happens, the Portfolio will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm the Portfolio by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.





The Portfolio may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Portfolio and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.

Depending upon how the Portfolio uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset, derivative contracts may increase or decrease the Portfolio's exposure to interest rate, and may also expose the Portfolio to liquidity and leverage risks. OTC contracts also expose the Portfolio to credit risks in the event that a counterparty defaults on the contract.



The Portfolio may trade in the following types of derivative contracts, including combinations thereof:

Futures Contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Portfolio has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded OTC are frequently referred to as forward contracts. The Portfolio can buy or sell financial futures.

Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including financial indices, individual securities, and other derivative instruments, such as futures contracts. Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts.
The Portfolio may buy/sell the following types of options:

CALL OPTIONS
A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. The Portfolio may use call options in the following ways:

o Buy call options on financial futures in anticipation of an increase in the value of the underlying asset or instrument; and

o Write call options on financial futures to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Portfolio is exercised, the Portfolio foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.

PUT OPTIONS
A put option gives the holder the right to sell the underlying asset to the writer of the option. The Portfolio may use put options in the following ways:

o Buy put options on financial futures in anticipation of a decrease in the value of the underlying asset; and

o Write put options on financial futures to generate income from premiums, and in anticipation of an increase or only limited decrease in the value of the underlying asset. In writing puts, there is a risk that the Portfolio may be required to take delivery of the underlying asset when its current market price is lower than the exercise price.

The Portfolio may also buy or write options, as needed, to close out existing option positions.



Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms, and are known by a variety of names including caps, floors and collars. Common swap agreements that the Portfolio may use include:

INTEREST RATE SWAPS are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the London Interbank Offered Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.



TOTAL RATE OF RETURN SWAPS are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset.



CAPS AND FLOORS are contracts in which one party agrees to make payments only if an interest rate or index goes above (Cap) or below (Floor) a certain level in return for a fee from the other party.

SPECIAL TRANSACTIONS

Reverse Repurchase Agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse repurchase agreements are subject to credit risks. In addition, reverse repurchase agreements create leverage risks because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.


Investing in Securities of Other Investment Companies. The Portfolio may invest its assets in securities of other investment companies, as an efficient means of carrying out its investment policies and managing its uninvested cash. It should be noted that investment companies incur certain expenses, such as management fees, and, therefore, any investment by the Portfolio in shares of other investment companies may be subject to such duplicate expenses. The Portfolio will limit its investment in other investment companies to not more than 3% of the total outstanding voting stock of any investment company, will invest no more than 5% of its total assets in any one investment company, and will invest no more than 10% of its total assets in investment companies in general.


Inter-Fund Borrowing and Lending Arrangements. The Securities and Exchange Commission (SEC) has granted an exemption that permits the Portfolio and all other funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund. Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Portfolio's Board of Trustees (the "Board"), and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Portfolio's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan Rate), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.


INVESTMENT RISKS
There are many factors which may effect an investment in the Portfolio. The Portfolio's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows. Additional risk factors are outlined below.

Interest Rate Risks

o Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

Credit Risks

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.



o Many fixed income securities receive credit ratings from nationally recognized statistical rating organizations (NRSROs) such as Standard & Poor's and Moody's Investors Service. These NRSORs assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.



o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

o Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.

Prepayment Risks

o Unlike traditional fixed income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on mortgage-backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment, refinancing, or foreclosure of the underlying loans. These unscheduled prepayments of principal create risks that can adversely affect a portfolio holding mortgage-backed securities.

     For example, when interest rates decline, the values of mortgage-backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Portfolio would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage-backed securities.

     Conversely, when interest rates rise, the values of mortgage-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of mortgage-backed securities, and cause their value to decline more than traditional fixed income securities.

o Generally, mortgage-backed securities compensate for the increased risk associated with prepayments by paying a higher yield. The additional interest paid for risk is measured by the difference between the yield of a mortgage-backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread). An increase in the spread will cause the price of the mortgage-backed security to decline. Spreads generally increase in response to adverse economic or market conditions. Spreads may also increase if the security is perceived to have an increased prepayment risk or is perceived to have less market demand.

o If a fixed income security is called, the Portfolio may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Liquidity Risks

o Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Portfolio will be required to continue to hold the security or keep the position open, and the Portfolio could incur losses.

o OTC derivative contracts generally carry greater liquidity risk than exchange-traded contracts.



Risks of Investing in Derivative Contracts

o The Portfolio's use of derivative contracts involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts in which the Portfolio invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivatives contracts may be mispriced or improperly valued and, as a result, the Portfolio may need to make increased cash payments to the counterparty. Finally, derivative contracts may cause the Portfolio to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts may also involve other risks described in this prospectus, such as interest rate, credit, liquidity and leverage risks.



Sector Risks

o A substantial part of the Portfolio's portfolio may be comprised of securities issued or credit enhanced by companies in similar businesses, or with other similar characteristics. As a result, the Portfolio will be more susceptible to any economic, business, political, or other developments which generally affect these issuers.

Leverage Risks

o Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

o    The  Portfolio  may  invest in  instruments  whose  returns  are based on a
     multiple  of  a  specified  index,  security,  or  other  benchmark.   Such
     performance multiplication may increase leverage risks.

FUNDAMENTAL INVESTMENT OBJECTIVE

The Portfolio's fundamental investment objective is to provide total return. The investment objective may not be changed by the Portfolio's Board without shareholder approval.

INVESTMENT LIMITATIONS

Selling Short and Buying on Margin
The Portfolio will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

Issuing Senior Securities
The Portfolio will not issue senior securities, except as permitted by its investment objective and policies.

Borrowing Money
The Portfolio will not borrow money, except to the extent permitted under the Investment Company Act of 1940 (1940 Act) (which currently limits borrowings to no more than 33 1/3% of the value of the Portfolio's total assets). For purposes of this investment restriction, the entry into options, futures contracts and dollar roll transactions shall not constitute borrowing.

Pledging Assets
The Portfolio will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may mortgage, pledge or hypothecate assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of borrowing.

Concentration of Investments
The Portfolio will not purchase securities if, as a result of such purchase, 25% or more of its total assets would be invested in any one industry. However, the Portfolio may at any time invest 25% or more of its assets in cash or cash items and securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities.

Investing in Commodities
The Portfolio will not purchase or sell commodities, commodity contracts, or commodity futures contracts except to the extent that the Portfolio may engage in transactions involving futures contracts and related options.

Investing in Real Estate
The Portfolio will not purchase or sell real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities secured by real estate or interests in real estate.

Lending Cash or Securities
The Portfolio will not lend any of its assets, except portfolio securities up to one-third of its total assets. This shall not prevent the Portfolio from purchasing or holding corporate or U.S. government bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, entering into repurchase agreements, or engaging in other transactions which are permitted by the Portfolio's investment objective and policies or the Trust's Declaration of Trust.

Underwriting
The Portfolio will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 (1933 Act) in connection with the sale of securities in accordance with its investment objective, policies and limitations.

Diversification of Investments
With respect to 75% of its total assets, the Portfolio will not purchase the securities of any one issuer (other than cash, cash items, or securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities) if, as a result, more than 5% of its total assets would be invested in the securities of that issuer. Also, the Portfolio will not purchase more than 10% of any class of the outstanding voting securities of any one issuer. For these purposes, the Portfolio considers common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

------------------------------------------------------------------------------
The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the 1940 Act. The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.
------------------------------------------------------------------------------

Restricted and Illiquid Securities
The Portfolio will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits that the Portfolio cannot dispose of within seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 15% of the Portfolio's net assets.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value of total or net assets will not result in a violation of such restriction.


Account and Share Information

VOTING RIGHTS
Each Share of the Portfolio gives the shareholder one vote in Trustee elections and other matters submitted to shareholders for vote. All Shares of the Portfolio have equal voting rights.

As of April 1, 2005, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Shares: State Street Corp., Total Return Bond Fund, Quincy, MA, owned approximately 40,003,858 Shares (46.48%); State Street Corp., Strategic Income Fund, North Quincy, MA, owned approximately 13,276,627 Shares (15.43%); State Street Corp., Total Return Government Bond Fund, Quincy, MA, owned approximately 5,669,763 Shares (6.59%); CPF Managed Portfolio III, Pittsburgh, PA, owned approximately 5,216,353 Shares (6.06%); and CPF Managed Portfolio IV, Pittsburgh, PA, owned approximately 4,897,689 Shares (5.69%).

Additionally, shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.


Management of the Trust

BOARD OF TRUSTEES, MANAGEMENT INFORMATION, COMPENSATION

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Portfolio. Where required, the tables separately list Board members who are "interested persons" of the Portfolio (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. As of December 31, 2004, the Trust comprised two portfolios, and the Federated Fund Complex consisted of 44 investment companies (comprising 133 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex and serves for an indefinite term.

As of April 1, 2005, the Portfolio's Board and Officers as a group owned less than 1% of the Portfolio's outstanding Shares.


INTERESTED TRUSTEES BACKGROUND AND COMPENSATION

    Name                                                                    Total
 Birth Date                                                              Compensation
  Address                                                 Aggregate     From-Trust-and
 Positions             Principal Occupation(s)           Compensation   Federated Fund
 Held with              for Past Five Years,                 From          Complex
   Trust              Other Directorships Held            Portfolio     (past calendar
    Date              and Previous Position(s)              (past           year)
  Service                                                fiscal year)
   Began


                      Principal Occupations:                 $0              $0
John F.               Chairman and Director or
Donahue*              Trustee of the Federated
Birth Date:           Fund Complex; Chairman
July 28,              and Director, Federated
1924                  Investors, Inc.
CHAIRMAN              -------------------------
AND TRUSTEE
Began                 Previous Positions:
serving:              Trustee, Federated
August 1996           Investment Management
                      Company and Chairman and
                      Director, Federated
                      Investment Counseling.

                      Principal Occupations:               $996.35        $148,500
Lawrence D.           Director or Trustee of
Ellis, M.D.*          the Federated Fund
Birth Date:           Complex; Professor of
October 11,           Medicine, University of
1932                  Pittsburgh; Medical
3471 Fifth            Director, University of
Avenue                Pittsburgh Medical
Suite 1111            Center Downtown;
Pittsburgh,           Hematologist, Oncologist
PA                    and Internist,
TRUSTEE               University of Pittsburgh
Began                 Medical Center.
serving:
August 1996           Other Directorships
                      Held: Member, National
                      Board of Trustees,
                      Leukemia Society of
                      America.

                      Previous Positions:
                      Trustee, University of
                      Pittsburgh; Director,
                      University of Pittsburgh
                      Medical Center.

**    John F. Donahue is "interested" due to the position he holds with
Federated and its subsidiaries. Lawrence D. Ellis, M.D. is "interested"
because his son-in-law is employed by the Fund's principal underwriter,
Federated Securities Corp.
INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION
------------------------------------------------------------------------------

    Name                                                                    Total
 Birth Date                                                              Compensation
  Address                                                 Aggregate     From-Trust-and
 Positions             Principal Occupation(s)           Compensation   Federated Fund
 Held with              for Past Five Years,                 From          Complex
   Trust              Other Directorships Held            Portfolio     (past calendar
    Date              and Previous Position(s)              (past           year)
  Service                                                fiscal year)
   Began
                      Principal Occupation:               $1,095.98       $163,350
Thomas G.             Director or Trustee of
Bigley                the Federated Fund
Birth Date:           Complex.
February 3,
1934                  Other Directorships
15 Old                Held: Director, Member
Timber Trail          of Executive Committee,
Pittsburgh,           Children's Hospital of
PA                    Pittsburgh; Director,
TRUSTEE               University of Pittsburgh.
Began
serving:              Previous Position:
August 1996           Senior Partner, Ernst &
                      Young LLP.

                      Principal Occupations:              $1,095.98       $163,350
John T.               Director or Trustee of
Conroy, Jr.           the Federated Fund
Birth Date:           Complex; Chairman of the
June 23,              Board, Investment
1937                  Properties Corporation;
Investment            Partner or Trustee in
Properties            private real estate
Corporation           ventures in Southwest
3838 North            Florida.
Tamiami
Trail                 Previous Positions:
Suite 402             President, Investment
Naples, FL            Properties Corporation;
TRUSTEE               Senior Vice President,
Began                 John R. Wood and
serving:              Associates, Inc.,
August 1996           Realtors; President,
                      Naples Property
                      Management, Inc. and
                      Northgate Village
                      Development Corporation.

                      Principal Occupation:               $1,095.98       $163,350
Nicholas P.           Director or Trustee of
Constantakis          the Federated Fund
Birth Date:           Complex.
September
3, 1939               Other Directorships
175                   Held: Director and
Woodshire             Member of the Audit
Drive                 Committee, Michael Baker
Pittsburgh,           Corporation (engineering
PA                    and energy services
TRUSTEE               worldwide).
Began
serving:              Previous Position:
February              Partner, Anderson
1998                  Worldwide SC.

                      Principal Occupation:                $996.35        $148,500
John F.               Director or Trustee of
Cunningham            the Federated Fund
Birth Date:           Complex.
March 5,
1943                  Other Directorships
353 El                Held: Chairman,
Brillo Way            President and Chief
Palm Beach,           Executive Officer,
FL                    Cunningham & Co., Inc.
TRUSTEE               (strategic business
Began                 consulting); Trustee
serving:              Associate, Boston
January 1999          College.

                      Previous Positions:
                      Director, Redgate
                      Communications and EMC
                      Corporation (computer
                      storage systems);
                      Chairman of the Board
                      and Chief Executive
                      Officer, Computer
                      Consoles, Inc.;
                      President and Chief
                      Operating Officer, Wang
                      Laboratories; Director,
                      First National Bank of
                      Boston; Director, Apollo
                      Computer, Inc.

                      Principal Occupation:                $996.35        $148,500
Peter E.              Director or Trustee of
Madden                the Federated Fund
Birth Date:           Complex.
March 16,
1942                  Other Directorships
One Royal             Held: Board of
Palm Way              Overseers, Babson
100 Royal             College.
Palm Way
Palm Beach,           Previous Positions:
FL                    Representative,
TRUSTEE               Commonwealth of
Began                 Massachusetts General
serving:              Court; President, State
August 1996           Street Bank and Trust
                      Company and State Street
                      Corporation (retired);
                      Director, VISA USA and
                      VISA International;
                      Chairman and Director,
                      Massachusetts Bankers
                      Association; Director,
                      Depository Trust
                      Corporation; Director,
                      The Boston Stock
                      Exchange.

                      Principal Occupations:              $1,095.98       $163,350
Charles F.            Director or Trustee of
Mansfield,            the Federated Fund
Jr.                   Complex; Management
Birth Date:           Consultant; Executive
April 10,             Vice President, DVC
1945                  Group, Inc. (marketing,
80 South              communications and
Road                  technology) (prior to
Westhampton           9/1/00).
Beach, NY
TRUSTEE               Previous Positions:
Began                 Chief Executive Officer,
serving:              PBTC International Bank;
January 1999          Partner, Arthur Young &
                      Company (now Ernst &
                      Young LLP); Chief
                      Financial Officer of
                      Retail Banking Sector,
                      Chase Manhattan Bank;
                      Senior Vice President,
                      HSBC Bank USA (formerly,
                      Marine Midland Bank);
                      Vice President,
                      Citibank; Assistant
                      Professor of Banking and
                      Finance, Frank G. Zarb
                      School of Business,
                      Hofstra University.

                      Principal Occupations:              $1,195.62       $178,200
John E.               Director or Trustee of
Murray,               the Federated Fund
Jr., J.D.,            Complex; Chancellor and
S.J.D.                Law Professor, Duquesne
Birth Date:           University; Partner,
December              Murray, Hogue & Lannis.
20, 1932
Chancellor,           Other Directorships
Duquesne              Held: Director, Michael
University            Baker Corp.
Pittsburgh,           (engineering,
PA                    construction, operations
TRUSTEE               and technical services).
Began
serving:              Previous Positions:
August 1996           President, Duquesne
                      University; Dean and
                      Professor of Law,
                      University of Pittsburgh
                      School of Law; Dean and
                      Professor of Law,
                      Villanova University
                      School of Law.

                      Principal Occupations:               $996.35        $148,500
Marjorie P.           Director or Trustee of
Smuts                 the Federated Fund
Birth Date:           Complex; Public
June 21,              Relations/Marketing
1935                  Consultant/Conference
4905 Bayard           Coordinator.
Street
Pittsburgh,           Previous Positions:
PA                    National Spokesperson,
TRUSTEE               Aluminum Company of
Began                 America; television
serving:              producer; President,
August 1996           Marj Palmer Assoc.;
                      Owner, Scandia Bord.

                      Principal Occupations:               $996.35        $148,500
John S.               Director or Trustee of
Walsh                 the Federated Fund
Birth Date:           Complex; President and
November              Director, Heat Wagon,
28, 1957              Inc. (manufacturer of
2604                  construction temporary
William               heaters); President and
Drive                 Director, Manufacturers
Valparaiso,           Products, Inc.
IN                    (distributor of portable
TRUSTEE               construction heaters);
Began                 President, Portable
serving:              Heater Parts, a division
January 1999          of Manufacturers
                      Products, Inc.

                      Previous Position: Vice
                      President, Walsh &
                      Kelly, Inc.



------------------------------------------------------------------------------


OFFICERS**

Name
Birth Date
Address
Positions Held with
Trust                          Principal Occupation(s) and Previous
---------------------          Position(s)
Date Service Began
                               Principal Occupations: Executive Vice
John W. McGonigle              President and Secretary of the Federated Fund
Birth Date: October            Complex; Executive Vice President, Secretary
26, 1938                       and Director, Federated Investors, Inc.
EXECUTIVE VICE
PRESIDENT AND                  Previous Positions: Trustee, Federated
SECRETARY                      Investment Management Company and Federated
Began serving:                 Investment Counseling; Director, Federated
November 1997                  Global Investment Management Corp., Federated
                               Services Company and Federated Securities Corp.

                               Principal Occupations: Vice President of some
John B. Fisher                 of the Funds in the Federated Fund Complex;
Birth Date: May 16,            and President and Director of the
1956                           Institutional Sales Division of Federated
PRESIDENT                      Securities Corp., which is a wholly owned
Began serving:                 subsidiary of Federated. Mr. Fisher is
November 2004                  responsible for the distribution of
                               Federated's products and services to
                               investment advisors, insurance companies,
                               retirement plans, and corporations. In
                               addition, Mr. Fisher serves as President and
                               Director of Federated Investment Counseling, a
                               wholly owned subsidiary of Federated involved
                               in the management of separate accounts and
                               sub-advised mandates. He is also President,
                               Technology, Federated Services Corp.
                               responsible for the technological
                               infrastructure of the various Federated
                               companies. He is also Director, Edgewood
                               Securities Corp., as well as Director,
                               Federated Investors Trust Company.

                               Previous Positions: Senior Vice President of
                               Federated Investment Counseling.
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                               Principal Occupations: Principal Financial
Richard J. Thomas              Officer and Treasurer of the Federated Fund
Birth Date: June 17,           Complex; Senior Vice President, Federated
1954                           Administrative Services.
TREASURER
Began serving:                 Previous Positions: Vice President, Federated
November 1998                  Administrative Services; held various
                               management positions within Funds Financial
                               Services Division of Federated Investors, Inc.

                               Principal Occupations: Vice Chairman or Vice
Richard B. Fisher              President of some of the Funds in the
Birth Date: May 17,            Federated Fund Complex; Vice Chairman,
1923                           Federated Investors, Inc.; Chairman, Federated
VICE PRESIDENT                 Securities Corp.
Began serving:
November 1997                  Previous Positions: President and Director or
                               Trustee of some of the Funds in the Federated
                               Fund Complex; Executive Vice President,
                               Federated Investors, Inc. and Director and
                               Chief Executive Officer, Federated Securities
                               Corp.

---------------------------------------------------------------------------------------
                               Principal Occupations:  Mr. Ostrowski joined
Robert J. Ostrowski            Federated in 1987 as an Investment Analyst and
Birth Date: April              became a Portfolio Manager in 1990. He was
26, 1963                       named Chief Investment Officer of taxable
CHIEF INVESTMENT               fixed income products in 2004 and also serves
OFFICER                        as a Senior Portfolio Manager. He has been a
Began serving: May             Senior Vice President of the Portfolio's
2004                           Adviser since 1997. Mr. Ostrowski is a
                               Chartered Financial Analyst. He received his
                               M.S. in Industrial Administration from
                               Carnegie Mellon University.
                               -----------------------------------------------

---------------------------------------------------------------------------------------
                               Todd A. Abraham has been the Portfolio's
Todd A. Abraham                Portfolio Manager since April 1997.  He is
Birth Date: February           Vice President of the Trust. Mr. Abraham has
10, 1966                       been a Portfolio Manager since 1995 and a Vice
VICE PRESIDENT                 President of the Portfolio's Adviser since
Began serving: May             1997. Mr. Abraham joined Federated in 1993 as
2003                           an Investment Analyst and served as Assistant
                               Vice President from 1995 to 1997. Mr. Abraham
                               served as a Portfolio Analyst at Ryland
                               Mortgage Co. from 1992-1993. Mr. Abraham is a
                               Chartered Financial Analyst and received his
                               M.B.A. in Finance from Loyola College.

                               Mark E. Durbiano is Vice President of the
Mark E. Durbiano               Trust. Mr. Durbiano joined Federated in 1982
Birth Date:                    and has been a Senior Portfolio Manager and a
September 21, 1959             Senior Vice President of the Portfolio's
VICE PRESIDENT                 Adviser since 1996. From 1988 through 1995,
Began serving:                 Mr. Durbiano was a Portfolio Manager and a
November 1998                  Vice President of the Portfolio's Adviser. Mr.
                               Durbiano is a Chartered Financial Analyst and
                               received his M.B.A. in Finance from the
                               University of Pittsburgh.

**    Officers do not receive any compensation from the Portfolio.
------------------------------------------------------------------------------




COMMITTEES OF THE BOARD
                                                                           Meetings
Board     Committee                                                           Held
Committee Members             Committee Functions                          During
                                                                              Last
                                                                           Fiscal
                                                                              Year
Executive                     In between meetings of the full                 Six
          John F.             Board, the Executive Committee
          Donahue             generally may exercise all the
          John E.             powers of the full Board in the
          Murray,             management and direction of the
          Jr.,                business and conduct of the
          J.D.,               affairs of the Trust in such
          S.J.D.              manner as the Executive Committee
                              shall deem to be in the best
                              interests of the Trust.  However,
                              the Executive Committee cannot
                              elect or remove Board members,
                              increase or decrease the number
                              of Trustees, elect or remove any
                              Officer, declare dividends, issue
                              shares or recommend to
                              shareholders any action requiring
                              shareholder approval.

Audit                         The purposes of the Audit                      Seven
          Thomas              Committee are to oversee the
          G. Bigley           accounting and financial
          John T.             reporting process of the
          Conroy,             Portfolio, the Portfolio`s
          Jr.                 internal control over financial
          Nicholas            reporting, and the quality,
          P.                  integrity and independent audit
          Constantakis        of the Portfolio`s financial
          Charles             statements.  The Committee also
          F.                  oversees or assists the Board
          Mansfield,          with the oversight of compliance
          Jr.                 with legal requirements relating
                              to those matters, approves the
                              engagement and reviews the
                              qualifications, independence and
                              performance of the Portfolio`s
                              independent registered public
                              accounting firm, acts as a
                              liaison between the independent
                              registered public accounting firm
                              and the Board and reviews the
                              Portfolio`s internal audit
                              function.

Nominating                                                                    One
          Thomas              The Nominating Committee, whose
          G. Bigley           members consist of all
          John T.             Independent Trustees, selects and
          Conroy,             nominates persons for election to
          Jr.                 the Portfolio`s Board when
          Nicholas            vacancies occur. The Committee
          P.                  will consider candidates
          Constantakis        recommended by shareholders,
          John F.             Independent Trustees, officers or
          Cunningham          employees of any of the
          Peter E.            Portfolio`s agents or service
          Madden              providers and counsel to the
          Charles             Portfolio. Any shareholder who
          F.                  desires to have an individual
          Mansfield,          considered for nomination by the
          Jr.                 Committee must submit a
          John E.             recommendation in writing to the
          Murray,             Secretary of the Portfolio, at
          Jr.                 the Portfolio's address appearing
          Marjorie            on the back cover of this
          P. Smuts            Statement of Additional
          John S.             Information. The recommendation
          Walsh               should include the name and
                              address of both the shareholder
                              and the candidate and detailed
                              information concerning the
                              candidate's qualifications and
                              experience. In identifying and
                              evaluating candidates for
                              consideration, the Committee
                              shall consider such factors as it
                              deems appropriate.  Those factors
                              will ordinarily include:
                              integrity, intelligence,
                              collegiality, judgment,
                              diversity, skill, business and
                              other experience, qualification
                              as an "Independent Trustee," the
                              existence of material
                              relationships which may create
                              the appearance of a lack of
                              independence, financial or
                              accounting knowledge and
                              experience, and dedication and
                              willingness to devote the time
                              and attention necessary to
                              fulfill Board responsibilities.



------------------------------------------------------------------------------


BOARD OWNERSHIP OF SHARES IN THE PORTFOLIO AND IN THE FEDERATED FAMILY OF
INVESTMENT COMPANIES AS OF DECEMBER 31, 2004


                                                                        Aggregate
                                                                  Dollar Range of
                                  Dollar Range of                 Shares Owned in
Interested                           Shares Owned             Federated Family of
Board Member Name                    in Portfolio            Investment Companies
John F. Donahue                              None                   Over $100,000
Lawrence D. Ellis, M.D.                      None                   Over $100,000

Independent
Board Member Name
Thomas G. Bigley                             None                   Over $100,000
John T. Conroy, Jr.                          None                   Over $100,000
Nicholas P. Constantakis                     None                   Over $100,000
John F. Cunningham                           None                   Over $100,000
Peter E. Madden                              None                   Over $100,000
Charles F. Mansfield, Jr.                    None              $50,001 - $100,000
John E. Murray, Jr., J.D.,                   None                   Over $100,000
S.J.D.
Marjorie P. Smuts                            None                   Over $100,000
John S. Walsh                                None                   Over $100,000

------------------------------------------------------------------------------




Investment Advisory and Other Services



INVESTMENT ADVISER
The Adviser conducts investment research and makes investment decisions for the Portfolio.

The Adviser is a wholly owned subsidiary of Federated.

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

As required by the 1940 Act, the Portfolio's Board has reviewed the Portfolio's investment advisory contract. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the contract, the Board considers many factors, among the most material of which are: the Portfolio's investment objectives and long term performance; the Adviser's management philosophy, personnel and processes; the preferences and expectations of Portfolio shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; the range and quality of services provided to the Portfolio and its shareholders by the Federated organization in addition to investment advisory services; and the Portfolio's relationship to the Federated funds.

In assessing the Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Portfolio's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Portfolio on the strength of the Adviser's industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Portfolio.

The Board also considers the compensation and benefits received by the Adviser. This includes fees received for services provided to the Portfolio by other entities in the Federated organization and research services received by the Adviser from brokers that execute fund trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser's compensation: the nature and quality of the services provided by the Adviser, including the performance of the Portfolio; the Adviser's cost of providing the services; the extent to which the Adviser may realize "economies of scale" as the Portfolio grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser's relationship with the Portfolio; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser's service and fee. The Portfolio's Board is aware of these factors and takes them into account in its review of the Portfolio's advisory contract.

The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Portfolio and working with Federated on matters relating to the Federated funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Portfolio and the Federated organization. Federated provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Adviser's investment philosophy, personnel, and processes; the Portfolio's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" funds), and comments on the reasons for performance; the Portfolio's expenses (including the advisory fee itself and the overall expense structure of the Portfolio, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Portfolio's portfolio securities; the nature and extent of the advisory and other services provided to the Portfolio by the Adviser and its affiliates; compliance and audit reports concerning the Federated funds and the Federated companies that service them; and relevant developments in the mutual fund industry and how the Federated funds and/or Federated are responding to them.

The Board also receives financial information about Federated, including reports on the compensation and benefits Federated derives from its relationships with the Federated funds. These reports cover not only the fees under the advisory contracts, but also fees received by Federated's subsidiaries for providing other services to the Federated funds under separate contracts (e.g., for serving as the Federated funds' administrator). The reports also discuss any indirect benefit Federated may derive from its receipt of research services from brokers who execute Federated fund trades.

The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every Federated fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each Federated fund, the Board does not approach consideration of every Federated fund's advisory contract as if that were the only Federated fund.



PORTFOLIO MANAGER INFORMATION

The following information about the Portfolio Manager is provided as of the end of the Portfolio's most recently completed fiscal year.

                               ---------------------------
    Other Accounts              Total Number of
      Managed by                 Other Accounts
     Todd Abraham               Managed / Total
                                    Assets*
----------------------------------------------------------
----------------------------------------------------------
Registered Investment             9 funds / $
      Companies                 6,964.40 million
----------------------------------------------------------
----------------------------------------------------------
     Other Pooled                      0
 Investment Vehicles
----------------------------------------------------------
----------------------------------------------------------
    Other Accounts                     0
----------------------------------------------------------
*None of the Accounts has an advisory fee that is based on the performance of the account.

Dollar value range of shares owned in the Portfolio:  none.

Todd Abraham is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. The annual incentive amount is determined based on multiple performance criteria using a Balanced Scorecard methodology, and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated Investors, Inc. (Federated). There are four weighted performance categories in the Balanced Scorecard. Investment Product Performance is the predominant factor. Of lesser importance are: Leadership/Teamwork/Communication, Client Satisfaction and Service, and Financial Success. The total Balanced Scorecard "score" is applied against an annual incentive opportunity that is competitive in the market for this portfolio manager role to determine the annual incentive payment.

Investment Product Performance ("IPP") is measured on a rolling 1, 3, and 5 calendar year pre-tax gross return basis vs. the Portfolio's benchmark (i.e. Lehman Brothers Mortgage-Backed Securities Index), and on a rolling 3 and 5 calendar year pre-tax gross return basis vs. the Portfolio's designated peer group of comparable funds (e.g., funds in the same category as established by Lipper). These performance periods are adjusted if the portfolio manager has been managing the fund for less than five years; funds with less than one year of performance history under the portfolio manager are excluded. As noted above, Todd Abraham is also the portfolio manager for other accounts in addition to the Portfolio. Such other accounts may have different benchmarks. The performance of certain of these accounts is excluded when calculating IPP; IPP is calculated with an equal weighting of each included account managed by the portfolio manager. In addition, Mr. Abraham is a member of an Investment Team that establishes guidelines on various performance drivers (e.g., currency, duration, sector) for Taxable Fixed Income funds. A portion of the IPP score is determined by Federated senior management's assessment of the team's contribution.

Leadership/Teamwork/Communication is assessed by the Chief Investment Officer in charge of the portfolio manager's group, with input from the portfolio manager's co-workers.

Client Satisfaction and Service is assessed by Federated's senior management based on the quality, amount and effectiveness of client support, with input from sales management.

Financial success is assessed to tie the portfolio manager's bonus, in part, to Federated's overall financial health. In making this assessment, Federated's senior management considers the following factors: growth of the portfolio manager's funds (assets under management and revenues), net fund flows relative to industry trends for the product category, supporting the appropriate number of funds to improve efficiency and enhance strong fund performance, growth in assets under management and revenues attributable to the portfolio manager's Department, and Departmental expense management. Although a number of these factors are quantitative in nature, the overall assessment of this category is based on management's judgment. The financial success score is lowered if Federated's overall financial targets are not achieved.

In addition, Mr. Abraham was awarded a grant of restricted Federated stock. Awards of restricted stock are discretionary and are made in variable amounts based on the subjective judgment of Federated's senior management.

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Portfolio. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute fund portfolio trades and/or specific uses of commissions from Portfolio's trades (for example, research, or "soft dollars"). The Adviser has structured the portfolio managers' compensation in a manner, and the Portfolio has adopted policies and procedures, reasonably designed to safeguard the Portfolio from being negatively affected as a result of any such potential conflicts.

Donald Ellenberger is the back-up portfolio manager for the Portfolio and is not responsible for the day-to-day management of the Portfolio.



SERVICES AGREEMENT

Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Portfolio.




OTHER RELATED SERVICES

Affiliates of the Adviser may, from time to time, provide certain electronic equipment and software to institutional customers in order to facilitate the purchase of Portfolio Shares offered by the placement agent.

CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING

As required by SEC rules, the Portfolio, its Adviser and its placement agent have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Portfolio Trustees, and certain other employees. Although they do permit these people to trade in securities, including those that the Portfolio could buy, as well as Shares of the Portfolio, they also contain significant safeguards designed to protect the Portfolio and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.



VOTING PROXIES ON PORTFOLIO SECURITIES

The Board has delegated to the Adviser authority to vote proxies on the securities held in the Portfolio's portfolio. The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.

Proxy Voting Policies

The Adviser's general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted. Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company; increase the rights or preferences of the voted securities; and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for proposals to: require independent tabulation of proxies and/or confidential voting by shareholders; reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted); and repeal a shareholder rights plan (also known as a "poison pill"). The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; for proposals to grant preemptive rights to the securities being voted; and against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients' interests with the interests of shareholders without creating undue dilution; and against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction. The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies. Some transactions may also involve proposed changes to the company's corporate governance, capital structure or management compensation. The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election. In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board. For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.

The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company's board. The Adviser believes that a company's board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting. For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares "illiquid" for some period of time), the Adviser will not vote proxies for such shares.

Proxy Voting Procedures

The Adviser has established a Proxy Voting Committee (Proxy Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. The Adviser has hired Investor Responsibility Research Center (IRRC) to obtain, vote, and record proxies in accordance with the Proxy Committee's directions. The Proxy Committee directs IRRC by means of Proxy Voting Guidelines, and IRRC may vote any proxy as directed in the Proxy Voting Guidelines without further direction from the Proxy Committee (and may make any determinations required to implement the Proxy Voting Guidelines). However, if the Proxy Voting Guidelines require case-by-case direction for a proposal, IRRC will provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to IRRC. The Adviser's proxy voting procedures generally permit the Proxy Committee to amend the Proxy Voting Guidelines, or override the directions provided in such Guidelines, whenever necessary to comply with the proxy voting policies.

Conflicts of Interest



The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Portfolio (and its shareholders) and those of the Adviser or placement agent. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote. A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an "Interested Company."



The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes. Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication. Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted. If the Proxy Voting Guidelines already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Proxy Voting Guidelines require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Portfolio's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.

If the Portfolio holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Portfolio's proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders' meeting called by such investment company, unless otherwise directed by the Board.



Proxy Voting Report

A report on "Form N-PX" of how the Portfolio voted any proxies during the most recent 12-month period ended June 30 is available from the EDGAR database on the SEC's website at www.sec.gov.


PORTFOLIO HOLDINGS INFORMATION
The Portfolio's Annual and Semi-Annual reports, which contain complete listings of the Portfolio's holdings as of the end of the Portfolio's second and fourth fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. The summary portfolio composition information may include identification of the Portfolio's top ten holdings, recent purchase and sale transactions and a percentage breakdown of the portfolio by type of security.

The disclosure policy of the Portfolio and the Adviser prohibits the disclosure of portfolio holdings information to any investor or intermediary before the same information is made available to other investors. Employees of the Adviser or its affiliates who have access to nonpublic information concerning the Portfolio's holdings are prohibited from trading securities on the basis of this information. Such persons must report all personal securities trades and obtain pre-clearance for all personal securities trades other than mutual fund shares.

Firms that provide administrative, custody, financial, accounting, legal or other services to the Portfolio may receive nonpublic information about Portfolio holdings for purposes relating to their services. The Portfolio may also provide portfolio holdings information to publications that rate, rank or otherwise categorize investment companies and to commodities exchange clearing corporations in connection with qualifying the Portfolio's Shares for use as margin collateral. Traders or portfolio managers may provide "interest" lists to facilitate portfolio trading if the list reflects only that subset of the portfolio for which the trader or portfolio manager is seeking market interest. A list of service providers, publications and other third parties who may receive nonpublic portfolio holdings information appears in the Appendix to this SAI.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental or regulatory personnel) requires the prior approval of the President of the Adviser and of the Chief Compliance Officer of the Portfolio. The President of the Adviser and the Chief Compliance Officer will approve the furnishing of nonpublic portfolio holdings information to a third party only if they consider the furnishing of such information to be in the best interests of the Portfolio and its shareholders. In that regard, and to address possible conflicts between the interests of Portfolio shareholders and those of the Adviser and its affiliates, the following procedures apply. No consideration may be received by the Portfolio, the Adviser, any affiliate of the Adviser or any of their employees in connection with the disclosure of portfolio holdings information. Before information is furnished, the third party must sign a written agreement that it will safeguard the confidentiality of the information, will use it only for the purposes for which it is furnished and will not use it in connection with the trading of any security. Persons approved to receive nonpublic portfolio holdings information will receive it as often as necessary for the purpose for which it is provided. Such information may be furnished as frequently as daily and often with no time lag between the date of the information and the date it is furnished. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purposes for which it is furnished.



PRINCIPAL UNDERWRITER
The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

ADMINISTRATOR
Federated Administrative Services (FAS), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. FAS provides these at the following annual rate of the average aggregate daily net assets of all Federated funds as specified below:

                           Average Aggregate Daily
      Maximum                 Net Assets of the
 Administrative Fee            Federated Funds
    0.150 of 1%            on the first $5 billion
    0.125 of 1%             on the next $5 billion
    0.100 of 1%            on the next $10 billion
    0.075 of 1%           on assets over $20 billion
The administrative fee received during any fiscal year shall be at least $150,000 per portfolio. FAS may voluntarily waive a portion of its fee and may reimburse the Portfolio for expenses.
------------------------------------------------------------------------------



FAS also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.



CUSTODIAN

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.




TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

State Street Bank and Trust Company, the Portfolio's registered transfer agent, maintains all necessary shareholder records.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the Portfolio, Ernst & Young LLP, conducts its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require it to plan and perform its audits to provide reasonable assurance about whether the Portfolio's financial statements and financial highlights are free of material misstatement.





Brokerage Allocation and Other Practices


When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.



Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. When the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio.


Capital Stock and Other Securities

CAPITAL STOCK
Holders of the Portfolio's Shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value (NAV) with no charge.

MASSACHUSETTS PARTNERSHIP LAW
Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Trust. To protect its shareholders, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Trust.

In the unlikely event a shareholder is held personally liable for the Trust's obligations, the Trust is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Trust. Therefore, financial loss resulting from liability as a shareholder will occur only if the Trust itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

PORTFOLIO TURNOVER
The Portfolio will not attempt to seek or meet a portfolio turnover rate since any turnover would be incidental to transactions undertaken in an attempt to achieve the Portfolio's investment objective. For the fiscal years ended December 31, 2004 and 2003, the portfolio turnover rates were 47% and 90%, respectively.


Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

OFFERING PRICE
The Portfolio's NAV per Share fluctuates and is based on the market value of all securities and other assets of the Portfolio.

Market values of the Portfolio's portfolio securities are determined as follows:

o futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. Options traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the option as provided by an investment dealer or other financial institution that deals in the option. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value;



o for mortgage-backed securities, based on the aggregate investment value of the projected cash flows to be generated by the security, as furnished by an independent pricing service;

o for other fixed income securities, according to the mean between bid and asked prices as furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; and

o for all other securities at fair value as determined in accordance with procedures established by and under the general supervision of the Board.



Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.


REDEMPTION-IN-KIND
Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.


Taxation of the Portfolio

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will be subject to federal corporate income tax.

The Portfolio will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust's other portfolios will be separate from those realized by the Portfolio.


Financial Statements

The Financial Statements for the Portfolio for the fiscal year ended December 31, 2004 are incorporated herein by reference to the Annual Report to Shareholders of Federated Mortgage Core Portfolio dated December 31, 2004.



Investment Ratings


STANDARD AND POOR'S LONG-TERM DEBT RATING DEFINITIONS

AAA--Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA--Very high credit quality. 'AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A--High credit quality. 'A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB--Good credit quality. 'BBB' ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

BB--Speculative. 'BB' ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B--Highly speculative. 'B' ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favourable business and economic environment.

CCC, CC, C--High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favourable business or economic developments. A 'CC' rating indicates that default of some kind appears probable. 'C' ratings signal imminent default.


MOODY'S INVESTORS SERVICE LONG-TERM DEBT RATINGS

Aaa-- Bonds and preferred stock which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa-- Bonds and preferred stock which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

A-- Bonds and preferred stock which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

NR--Indicates that both the bonds and the obligor or credit enhancer are not currently rated by S&P or Moody's with respect to short-term indebtedness. However, management considers them to be of comparable quality to securities rated A-1 or P-1.

NR(1)--The underlying issuer/obligor/guarantor has other outstanding debt rated AAA by S&P or Aaa by Moody's.

NR(2)--The underlying issuer/obligor/guarantor has other outstanding debt rated AA by S&P or Aa by Moody's.

NR(3)--The underlying issuer/obligor/guarantor has other outstanding debt rated A by S&P or Moody's.


MOODY'S INVESTORS SERVICE COMMERCIAL PAPER RATINGS

Prime-1--Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structure with moderate reliance on debt and ample asset protection, broad margins in earning coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2--Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.


STANDARD AND POOR'S COMMERCIAL PAPER RATINGS

A-1-- A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2-- A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.


FITCH RATINGS COMMERCIAL PAPER RATING DEFINITIONS

F-1--Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under their national rating scale, this rating is assigned to the "best" credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the sovereign state. Where the credit risk is particularly strong, a "+" is added to the assigned rating.

F-2-- Indicates a satisfactory capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, the margin of safety is not as great as in the case of the higher ratings.



Addresses

Federated Mortgage Core Portfolio
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779

Investment Adviser
Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600


Independent Registered Public Accounting Firm
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

























Appendix
The following is a list of persons other than the Adviser and its affiliates that may receive nonpublic portfolio holdings information concerning the
Portfolio:


Custodian
State Street Bank and Trust Company


Securities Lending Agent
HSBC
State Street Bank and Trust Company


Independent Registered Public Accounting Firm
Ernst & Young LLP


Legal Counsel
Dickstein Shapiro Moran & Oshinsky LLP
Reed Smith LLP


Service Providers
Bloomberg
FactSet
Institutional Shareholder Services, Inc.
Wilshire Associates, Inc.


Security Pricing Services
FT Interactive Data
Reuters


Ratings Agencies
Standard & Poor's


Performance Reporting/Publications
Fidelity-Strategic Advisors
Lipper, Inc.
Morningstar, Inc.
Morningstar Associates
NASDAQ
Value Line
Wiesenberger/Thomson Financial


Other
Investment Company Institute




Cusip 31409N200

30128 (4/.05)






















PART C.     OTHER INFORMATION.

Item 23.    Exhibits:
            --------

            (a)   (i)         Conformed copy of Declaration of Trust of the
                              Registrant; (1)
                  (ii)        Conformed copies of Amendment Nos. 1, 2 and 3
                              to the Declaration of Trust of the Registrant;
                              (6)
            (b)   (i)         Copy of By-Laws of the Registrant; (1)
                  (ii)        Copies of Amendment Nos. 1, 2, 3 and 4 to the
                              By-Laws of the Registrant;(6)
                  (iii)       Copy of Amendment No. 5 to the By-Laws of the
                              Registrant; (7)
                  (iv)        Copy of Amendment No. 6 to the By-Laws of the
                              Registrant (+)
            (c)               Not applicable;
            (d)   (i)         Conformed copy of Investment Advisory Contract
                              of the Registrant with Exhibits A & B attached
                              thereto; (4)
                  (ii)        Assignment of Registrant's Investment Advisory
                              Contract to Federated Investment Management
                              Company; (4)
                  (iii)       Conformed copy of Amendment to the Investment
                              Advisory Contract of the Registrant; (6)
            (e)   (i)         Conformed copy of Exclusive Placement Agent
                              Agreement of High Yield Bond Portfolio; (2)
                  (ii)        Conformed copy of Amendment to Exclusive
                              Placement Agent Agreement of the Registrant, on
                              behalf of High Yield Bond Portfolio; (6)
                  (iii)       Conformed copy of Exclusive Placement Agent
                              Agreement of Federated Mortgage Core Portfolio;
                              (4)
                  (iv)        Conformed copy of Amendment to the Exclusive
                              Placement Agent Agreement of the Registrant, on
                              behalf of Federated Mortgage Core Portfolio;(6)
            (f)               Not applicable;
            (g)   (i)         Conformed copy of Custodian Agreement and
                              Custodian Fee Schedule of the Registrant; (1)
                  (ii)        Conformed copy of Amendment to the Custodian
                              Agreement of the Registrant; (6)
            (h)   (i)         The Registrant hereby incorporates by reference
                              the conformed copy of the Agreement for
                              Administrative Services, with Exhibit 1 and
                              Amendments 1 and 2 attached, between Federated
                              Administrative Services and the Registrant from
                              Item 23(h)(iv)of the Federated Total Return
                              Series, Inc. Registration Statement on Form
                              N-1A, filed with the Commission on November 29,
                              2004.  (File Nos. 33-50773 and 811-7115);
                  (ii)        The Registrant hereby incorporates the
                              conformed copy of the Second Amended and
                              Restated Services Agreement, with attached
                              Schedule 1 revised 6/30/04, from Item (h)(vii)
                              of the Cash Trust Series,  Inc. Registration
                              Statement on Form N-1A, filed with the
                              Commission on July 29, 2004. (File Nos.
                              33-29838 and 811-5843)
                  (iii)       The Registrant hereby incorporates the
                              conformed copy of the Financial Administration
                              and Accounting Services Agreement, with
                              attached Exhibit A revised 6/30/04, from Item
                              (h)(viii) of the Cash Trust Series, Inc.
                              Registration Statement on Form N-1A, filed with
                              the Commission on July 29, 2004. (File Nos.
                              33-29838 and 811-5843)
            (i)               Not applicable;
            (j)               Not applicable;
            (k)               Not applicable;
            (l)               Form of Written Assurances from Initial
                              Shareholders; (2)
            (m)               Not applicable;
            (n)               Not applicable;
            (o)   (i)         Conformed Copy of Power of Attorney;(5)
                  (ii)        Conformed Copy of Limited Power of Attorney; (3)
                  (iii)       Schedule 1 to Limited Power of Attorney. (4)
            (p)               (i) The Registrant hereby incorporates the copy
                              of the Code of Ethics for Access Persons from
                              Item 23(p) of the Money Market Obligations
                              Trust Registration Statement on Form N-1A filed with the Commission on February 26, 2004. (File
                              Nos. 33-31602 and 811-5950);
                              (ii) The Registrant hereby incorporates the conformed copy of the Federated Investors, Inc.
                              Code of Ethics for Access Persons, effective
                              1/1/2005, from Item 23(p) of the Money Market
                              Obligations Trust Registration Statement on
                              Form N-1A, filed with the Commission on
                              February 25, 2005.  (File Nos. 33-31602 and
                              811-5950)

+     All Exhibits have been filed electronically.

1. Response is incorporated by reference to Registrant's Initial Registration Statement on Form N-1A filed December 30, 1997 (File No. 811-08519).
2. Response is incorporated by reference to Registrant's Amendment No. 1 on Form N-1A filed January 30, 1998 (File No. 811-08519).
3. Response is incorporated by reference to Registrant's Amendment No. 3 on Form N-1A filed April 16, 1999 (File No. 811-08519).
4. Response is incorporated by reference to Registrant's Amendment No. 5 on Form N-1A filed November 22, 1999 (File No. 811-08519).
5. Response is incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed February 29, 2000 (File No. 811-08519).
6. Response is incorporated by reference to Registrant's Amendment No. 10 on Form N-1A filed February 27, 2003 (File No. 811-08519).
7. Response is incorporated by reference to Registrant's Amendment No. 10 on Form N-1A filed February 26, 2004 (File No. 811-08519).



Item 24.    Persons Controlled by or Under Common Control with Registrant:
            -------------------------------------------------------------

            None

Item 25.    Indemnification:  (1)
            ---------------

Item 26.    Business and Other Connections of Investment Adviser:
            ----------------------------------------------------

     For a description of the other business of the investment adviser, see the section entitled "Who Manages the Fund?" in Part A. The affiliations with the Registrant of two of the Trustees and two of the Officers of the investment adviser are included in Part B of this Registration Statement under "Who Manages and Provides Services to the Fund?" The remaining Trustees of the investment adviser and, in parentheses, their principal occupations are: Thomas R. Donahue, (Chief Financial Officer, Federated Investors, Inc.), 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779 and Mark
     D. Olson (a principal of the firm, Mark D. Olson & Company, L.L.C. and Partner, Wilson, Halbrook & Bayard, P.A.), 800 Delaware Avenue, P.O. Box 2305, Wilmington, DE 19899-2305.

The remaining Officers of the investment adviser are:

President/ Chief Executive Officer
and Trustee:                                    Keith M. Schappert

Vice Chairman:                                  William D. Dawson, III

Senior Vice Presidents:                         J. Scott Albrecht
                                                Joseph M. Balestrino
                                                Jonathan C. Conley
                                                Deborah A. Cunningham
                                                Mark E. Durbiano
                                                Donald T. Ellenberger
                                                Susan R. Hill
                                                Robert M. Kowit
                                                Jeffrey A. Kozemchak
                                                Susan M. Nason
                                                Mary Jo Ochson
                                                Robert J. Ostrowski
                                                Richard Tito

Vice Presidents:                                Todd A. Abraham
                                                Randall S. Bauer
                                                Nancy J.Belz
                                                G. Andrew Bonnewell
                                                Lee R. Cunningham, II
                                                B. Anthony Delserone, Jr.
                                                Eamonn G. Folan
                                                Richard J. Gallo
                                                John T. Gentry
                                                Patricia L. Heagy
                                                William R. Jamison
                                                Nathan H. Kehm
                                                John C. Kerber
                                                J. Andrew Kirschler
                                                Marian R. Marinack
                                                Kevin McCloskey
                                                Natalie F. Metz
                                                Thomas J. Mitchell
                                                Joseph M. Natoli
                                                Mary Kay Pavuk
                                                Jeffrey A. Petro
                                                Ihab L. Salib
                                                Roberto Sanchez-Dahl, Sr.
                                                John Sidawi
                                                Michael W. Sirianni, Jr.
                                                Christopher Smith
                                                Timothy G. Trebilcock
                                                Paolo H. Valle
                                                Stephen J. Wagner
                                                Paige M. Wilhelm
                                                George B. Wright

Assistant Vice Presidents:                      Lori Andrews
                                                Hanan Callas
                                                Jerome Conner
                                                James R. Crea, Jr.
                                                Karol M. Crummie
                                                Richard Cumberledge
                                                Kathyrn P. Glass
                                                James Grant
                                                Chungwai Hsia
                                                Tracey L. Lusk
                                                Ann Manley
                                                Karl Mocharko
                                                Gene Neavin
                                                Bob Nolte
                                                Liam O'Connell
                                                Rae Ann Rice
                                                Brian Ruffner
                                                Kyle D. Stewart
                                                Mary Ellen Tesla
                                                Nichlas S. Tripodes
                                                Mark Weiss

Secretary:                                      G. Andrew Bonnewell

Treasurer:                                      Thomas R. Donahue


Assistant Treasurer:                            Denis McAuley, III


     The business address of each of the Officers of the investment adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.


Item 27.    Principal Underwriters:

(a) Federated Securities Corp. the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:

     Cash Trust Series, Inc.; Cash Trust Series II; Edward Jones Money Market Fund; Federated Adjustable Rate Securities Fund; Federated American Leaders Fund, Inc.; Federated Core Trust; Federated Core Trust II, L.P.; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fixed Income Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated High Income Bond Fund, Inc.; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated International Series, Inc.; Federated Investment Series Funds, Inc.; Federated Limited Duration Government Fund, Inc.; Federated Managed Allocation Portfolios; Federated Municipal Opportunities Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Securities Income Trust; Federated Premier Intermediate Municipal Income Fund; Federated Premier Municipal Income Fund; Federated Short-Term Municipal Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Total Return Government Bond Fund; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities
     Fund: 2-5 Years; Federated World Investment Series, Inc.; Intermediate Municipal Trust; Money Market Obligations Trust; MTB Group of Funds; Regions Morgan Keegan Select Funds and SouthTrust Funds.


         (b)

         (1)                        (2)                        (3)
Positions and Offices                                 Positions and Offices
  With Distributor                  Name                 With Registrant
---------------------         -----------------       ----------------------

Chairman:                     Richard B. Fisher       Vice President

Director:                     Arthur L. Cherry

President-Institutional
Sales and Director:           John B. Fisher

Executive Vice
Vice President, Assistant
Secretary and Director:       Thomas R. Donahue

President-Broker/Dealer
And Director:                 James F. Getz

Senior Vice Presidents:       Mark W. Bloss
                              Richard W. Boyd
                              Laura M. Deger
                              Peter W. Eisenbrandt
                              Theodore Fadool, Jr.
                              Christopher Fives
                              James S. Hamilton
                              James M. Heaton
                              H. Joseph Kennedy
                              Amy Michaliszyn
                              Keith Nixon
                              Solon A. Person, IV
                              Ronald M. Petnuch
                              Thomas E. Territ
                              Robert F. Tousignant

Vice Presidents:              Irving Anderson
                              John B. Bohnet
                              Edward R. Bozek
                              Jane E. Broeren-Lambesis
                              Craig Burness
                              David J. Callahan
                              Mark Carroll
                              Dan Casey
                              Scott Charlton
                              Steven R. Cohen
                              Mary J. Combs
                              R. Edmond Connell, Jr.
                              Kevin J. Crenny
                              Daniel T. Culbertson
                              G. Michael Cullen
                              Marc C. Danile
                              Rick A. DiBernardo
                              Robert J. Deuberry
                              Ron Dorman
                              William C. Doyle
                              Donald C. Edwards
                              Lee England
                              Timothy Franklin
                              Peter J. Germain
                              Joseph D. Gibbons
                              G. Tad Gullickson
                              Scott Gundersen
                              Dayna C. Haferkamp
                              Raymond J. Hanley
                              Vincent L. Harper, Jr.
                              Bruce E. Hastings
Vice Presidents:              Teresa M. Johnson
                              Christopher L. Johnston
                              Stephen Kittel
                              Michael W. Koenig
                              Ed Koontz
                              Christopher A. Layton
                              Michael H. Liss
                              Michael R. Manning
                              Martin J. McCaffrey
                              Mary A. McCaffrey
                              Richard C. Mihm
                              Vincent T. Morrow
                              Alec H. Neilly
                              Rebecca Nelson
                              James E. Ostrowski
                              Thomas A. Peter III
                              Raleigh Peters
                              Robert F. Phillips
                              Richard A. Recker
                              Christopher Renwick
                              Brian S. Ronayne
                              Timothy A. Rosewicz
                              Thomas S. Schinabeck
                              Edward J. Segura
                              Peter Siconolfi
                              Edward L. Smith
                              David W. Spears
                              John A. Staley
                              Colin B. Starks
                              Jeffrey A. Stewart
                              Kevin Stutz
                              William C. Tustin
                              Paul A. Uhlman
                              G. Walter Whalen
                              Stephen White
                              Patrick M. Wiethorn
                              Edward J. Wojnarowski
                              Michael P. Wolff


Assistant Vice Presidents:    Lisa A. Toma
                              Robert W. Bauman
                              Charles L. Davis, Jr.
                              Beth C. Dell
                              John T. Glickson
                              William Rose

Treasurer:                    Denis McAuley, III

Secretary:                    Stephen A. Keen

Assistant Secretaries:        Thomas R. Donahue
                              Peter J. Germain

The business  address of each of the Officers of Federated  Securities  Corp. is
Federated  Investors  Tower,  1001  Liberty  Avenue,  Pittsburgh,   Pennsylvania
15222-3779.

         (c)     Not applicable


Item 28.    Location of Accounts and Records:
            --------------------------------

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Registrant                          Reed Smith LLP
                                    Investment Management Group (IMG)
                                    Federated Investors Tower
                                    12th Floor
                                    1001 Liberty Avenue
                                    Pittsburgh, PA 15222-3779

(Notices should be sent to the Agent for Service at above address)

                                    Federated Investors Funds
                                    5800 Corporate Drive
                                    Pittsburgh, PA  15237-7000

Federated Administrative Services   Federated Investors Tower
("Administrator")                   1001 Liberty Avenue
                                    Pittsburgh, PA  15222-3779

Federated Investment Management     Federated Investors Tower
Company ("Adviser")                 1001 Liberty Avenue
                                    Pittsburgh, PA  15222-3779

State Street Bank and Trust Company P.O. Box 8600
("Custodian, Transfer Agent         Boston, MA 02266-8600
and Dividend Disbursing
Agent ")

Item 29.    Management Services:
            -------------------

Not applicable.

Item 30.    Undertakings:
            -----------

            Registrant hereby undertakes to comply with the provisions of
            Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.


                                  SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 29th day of April 2005.

                             FEDERATED CORE TRUST

                        BY: /s/ Andrew P. Cross
                        Andrew P. Cross, Assistant Secretary
                        April 29, 2005